                                                                   EXHIBIT 10.15




                        COMMON STOCK PURCHASE AGREEMENT

                       5,740,741 SHARES OF COMMON STOCK

                                      OF

                     AMERICAN OFFICE PARK PROPERTIES, INC.

                               Table of Contents

                                                                          Page
                                                                          ----
I.   PURCHASE AND SALE OF STOCK..........................................   2

     1.1  Sale and Issuance of Common Stock..............................   2

     1.2  Closings.......................................................   2

     1.3  Use of Proceeds; Acquisition Criterion.........................   3

     1.4  Definitions....................................................   4

II.  REPRESENTATIONS AND WARRANTIES OF AOP...............................   4

     2.1  Registration of PSP11 Common Stock.............................   5

     2.2  Organization, Good Standing and Qualification..................   5

     2.3  Capitalization.................................................   7

     2.4  Authorization; Enforcement.....................................   8

     2.5  Valid Issuance of Shares.......................................   8

     2.6  Compliance with Other Instruments..............................   8

     2.7  SEC Documents; Financial Statements; Other Information.........   9

     2.8  Litigation.....................................................  10

     2.9  Legal Compliance...............................................  10

     2.10 Accountants....................................................  11

     2.11 Financial Statements...........................................  11

     2.12 Registration Rights............................................  11

     2.13 Investment Company.............................................  12

     2.14 Title to and Condition of the Properties and Assets............  12

     2.15 No Other Pending Transactions..................................  13

     2.16 Taxes..........................................................  13

     2.17 Licenses and Approvals.........................................  15

     2.18 Legal Compliance...............................................  15

     2.19 No Notices of Default..........................................  15

     2.20 Existing Financing.............................................  16

     2.21 Material Contracts.............................................  16

     2.22 Leases.........................................................  17

     2.23 Labor Matters..................................................  18

     2.24 Employee Benefit Plans and Employee Pension Plans..............  18

     2.25 Insurance......................................................  21

     2.26 Environmental Compliance.......................................  22

     2.27 Building, Subdivision and Land-Use Laws; Restrictive Covenants.  24

     2.28 No Unpaid Assessments..........................................  25

     2.29  Condemnation..................................................  25

     2.30  Unpaid Bills; Mechanics Liens.................................  25

     2.31  Proffers; Other Commitments...................................  26

     2.32  Books and Records.............................................  26

     2.33  Bankruptcy....................................................  26

     2.34  Disclosure....................................................  26

III. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.....................  27

     3.1   Organization, Good Standing and Qualification.................  27

     3.2   Authorization; Enforcement....................................  27

     3.3   Compliance with Other Instruments.............................  28

     3.4   Litigation....................................................  28

     3.5   Purchase Entirely for Own Account.............................  28

     3.6   Acknowledgments...............................................  28

     3.7   Accredited Investor...........................................  29

     3.8   Restricted Securities.........................................  29

     3.9   Certain Tax Matters...........................................  29

IV.  CONDITIONS OF THE INVESTORS' OBLIGATIONS AT CLOSING.................  30

     4.1   Representations and Warranties................................  30

     4.2   Performance...................................................  30

     4.3   Compliance Certificate........................................  31

     4.4   Opinions of Company Counsel...................................  31

     4.5   Opinion as to REIT Status.....................................  31

     4.6   Opinion as to VCOC Status.....................................  31

     4.7   No Material Change............................................  32

     4.8   Action by the Boards of Directors.............................  32

     4.9   Affiliate Status..............................................  32

     4.10  Registration Rights Agreement.................................  33

     4.11  Environmental Indemnity Agreement.............................  33

     4.12  Reliance Letter...............................................  33

     4.13  Signal Hill Indemnification Agreement.........................  33

     4.14  Indemnification Agreement Concerning Title Issues.............  33

V.   CONDITIONS OF AOP's OBLIGATIONS.....................................  33

     5.1   Representations and Warranties................................  33

     5.2   Performance...................................................  34

VI.  COVENANTS...........................................................  34

     6.1   REIT Status...................................................  34

     6.2   Stop Orders...................................................  34

     6.3   Use of Proceeds...............................................  34

     6.4   Confidentiality...............................................  34

     6.5   Changes to Charter and By-Laws................................  35

     6.6   Changes in Capitalization.....................................  35

     6.7   Issuance of Additional Capital Stock..........................  35

     6.8   Future Offerings..............................................  37

     6.9   Information...................................................  37

     6.10  VCOC Status...................................................  37

     6.11  Merger and Exchange...........................................  37

     6.12  Subsequent Closings...........................................  38

     6.13  Removal of Legend.............................................  38

     6.14  Environmental Actions.........................................  38

     6.15  Ownership Limits..............................................  38

VII. INDEMNIFICATION.....................................................  38

     7.1   Obligations of AOP............................................  38

     7.2   Obligations of Investors......................................  39

     7.3   Procedure.....................................................  40

     7.4   Survival......................................................  41

     7.5   Remedies......................................................  41

VIII. MISCELLANEOUS......................................................  41

     8.1   Survival of Warranties........................................  41

     8.2   Successors and Assigns........................................  42

     8.3   Governing Law.................................................  42

     8.4   Counterparts..................................................  42

     8.5   Titles and Subtitles..........................................  42

     8.6   Notices.......................................................  42

     8.7   No Finders' Fees..............................................  44

     8.8   Expenses......................................................  45

     8.9   Amendments and Waivers........................................  45

     8.10  Severability..................................................  46

     8.11  Entire Agreement..............................................  46

EXHIBIT A INVESTORS......................................................   1
EXHIBIT A-1 FIRST CLOSING ALLOCATION.....................................   1



EXHIBIT B FORM OF NOTICE OF SUBSEQUENT CLOSING...........................  1

EXHIBIT C INDEX OF DEFINITIONS...........................................  1

                        COMMON STOCK PURCHASE AGREEMENT

     This COMMON STOCK PURCHASE AGREEMENT is made as of the 23rd day of January, 1998 by and among American Office Park Properties, Inc., a California corporation ("AOP"), ABKB/LaSalle Securities Limited Partnership, a registered investment adviser ("ABKB"), Harvard Private Capital Realty, Inc., a Massachusetts corporation ("HPCR"), Cohen & Steers Capital Management, Inc., a registered investment adviser ("C&S"), Morgan Stanley Asset Management, a registered investment adviser ("MSAM"), the Fidelity entities signatories hereto (each a "Fidelity Entity," and collectively, "FIDO"), Stanford University ("SU") and the State of Michigan Retirement Systems ("MICH"). AOP, Public Storage Properties XI, Inc., a California corporation ("PSP11"), and Public Storage, Inc., a California corporation ("PSI"), are each referred to herein as a "Company," and collectively as the "Companies." ABKB, C&S and MSAM, are each referred to herein as an "Agent Investor," and collectively as the "Agent Investors." Each Agent Investor enters into this Agreement solely as agent for and for the benefit of certain of such Agent Investor's clients (each a "Pecuniary Owner," and collectively, the "Pecuniary Owners"). HPCR, each Fidelity Entity, SU and MICH are each referred to herein as a "Direct Investor," and collectively as the "Direct Investors." The Agent Investors and the Direct Investors are each referred to herein as an "Investor," and collectively as the "Investors."

     WHEREAS, the Companies have entered into an Amended and Restated Agreement and Plan of Reorganization dated as of December 17, 1997 (the "Merger Agreement") whereby, subject to the satisfaction of certain conditions, including approval by the stockholders of PSP11, AOP will be merged with and into PSP11 (the "Merger"), and PSP11 and PSI will exchange (the "Exchange") 13 predominantly mini-warehouse properties owned by PSP11 (the "Warehouse Properties") for 11 commercial properties owned by PSI (the "Commercial Properties");

     WHEREAS, AOP has entered into an agreement (the "NYC Agreement") with the New York Common Retirement Fund and certain of its subsidiaries (collectively, "NYC") pursuant to which NYC transferred certain real estate (the "NYC Properties") to AOP in exchange for the issuance of AOP's Common Stock, par value $0.10 per share (the "AOP Common Stock"), and units representing limited partnership interests in American Office Park Properties, L.P. (the "Operating Partnership);

     WHEREAS, in connection with the proposed Merger, each share of AOP Common Stock would be converted into 1.18 shares of PSP11's Common Stock, par value $0.01 per share (the "PSP11 Common Stock");

     AND WHEREAS, each Direct Investor and each Agent Investor, as agent for and for the benefit of certain Pecuniary Owners, desires to invest in AOP (or PSP11 after consummation of the Merger and the Exchange);

     THE PARTIES HEREBY AGREE AS FOLLOWS:

I.   PURCHASE AND SALE OF STOCK.

     1.1  SALE AND ISSUANCE OF COMMON STOCK.

     Subject to the terms and conditions of this Agreement, the Investors agree to purchase at one or more Closings (as defined below) and AOP agrees to sell and issue to the Investors an aggregate of up to 5,740,741 shares (the "Shares") of AOP Common Stock for an aggregate purchase price of up to $155,000,007 (the "Purchase Price") based upon a per-share price of $27.00 (the "Per-Share Price"). If the proposed Merger is consummated before all of the Shares have been issued and purchased hereunder, the issuer of the Shares to be purchased thereafter shall be PSP11, as the surviving corporation in the Merger, and the Per-Share Price shall be adjusted to equal the Per-Share Price immediately prior to the Merger divided by the number of shares of PSP11 Common Stock received in the Merger for each share of AOP Common Stock. Following the Merger, references to AOP throughout this Section I shall be read as references to PSP11 and the
                       ---------
aggregate number of Shares shall be adjusted accordingly.

     1.2  CLOSINGS.

     The transactions contemplated by this Agreement will be effected at one or
more Closings (each, a "Closing").   The date for the first Closing (the "First
Closing") shall be January 30, 1998 (the "First Closing Date"), at which time $50,000,031 of the Purchase Price will be funded. Each Closing other than the First Closing (each, a "Subsequent Closing") shall be held upon ten (10) days' written notice from AOP to the Investors setting forth the amount of the Purchase Price to be funded at that Subsequent Closing (which amount shall be at least $20,000,000, except in the case of the final Subsequent Closing) and enclosing the information required by Section 1.3 below. At each Closing, each
                                      -----------
Investor shall deliver to AOP by means of a wire transfer to AOP's account the same proportion of the amount of the Purchase Price being funded at that Closing as the amount set forth opposite such Investor's name on Exhibit A bears to
                                                         ---------
$155,000,007, against confirmation of physical delivery by AOP to each Investor or its designee of certificates representing the Shares to be sold to such Investor hereunder, in the names and amounts supplied in writing by the Investors at least three (3) days prior to each Closing; provided that, if any Shares are to be issued in names other than those of the

Investors, such writing shall include a certification by the applicable Investor that each such other name is that of a Pecuniary Owner or its nominee. Physical delivery into escrow with counsel to the Investors of certificates representing the Shares shall be made at least one (1) day prior to each Closing to the addresses of the Investors shown in Section 8.6 hereof. Exhibit A-1 sets forth
                                    -----------         -----------
the amount of the Purchase Price to be funded and the number of Shares to be issued in connection with the First Closing. No Subsequent Closing shall be held after July 31, 1998.

     1.3  USE OF PROCEEDS; ACQUISITION CRITERION.

     (a)  Use of Proceeds.  AOP and PSP11, as the case may be, will use the net
          ----------------
proceeds from each Closing for the acquisition, development and/or renovation of, and to pay down debt and closing costs incurred in connection with the acquisition after the date hereof of, commercial properties, including light industrial, flex, industrial and office real estate located within the United States (the "Acquisition Properties"). Except as provided below with respect to the final Subsequent Closing, AOP shall not give notice of any Subsequent Closing unless the proceeds therefrom will be used for Acquisition Properties that are then owned or under contract of purchase and that meet the Acquisition Criterion defined below. The notice of the final Subsequent Closing may include funds needed to purchase Acquisition Properties meeting the Acquisition Criterion and then under letter of intent so long as the aggregate funds so included with respect to the Acquisition Properties under letter of intent do not exceed $25,000,000.

     (b)  Acquisition Criterion.  At the time of delivery of the notice by AOP
          ---------------------
of a Subsequent Closing, AOP shall represent and provide a pro forma analysis indicating that the Acquisition Properties acquired or to be acquired with the proceeds of such Subsequent Closing are expected, in its good faith judgment at the time of such notice, to generate either an NOI Yield (as defined in (c) below) of 9.25% or more for the first twelve calendar months following the acquisition or an NOI Yield of 10.25% or more within 24 calendar months following the acquisition (the "Acquisition Criterion"). AOP shall include with the notice of each Subsequent Closing a schedule showing the calculation of the projected NOI Yield for each of the Acquisition Properties and in the aggregate for all of the Acquisition Properties acquired or to be acquired with the proceeds of such Subsequent Closing. Any notice pursuant to this Section 1.3
                                                                  -----------
shall be in the form attached hereto as Exhibit B.  NOI Yields for the
                                        ---------
Acquisition Properties subject to a particular Subsequent Closing shall be determined on the basis of a weighted average yield for all the Acquisition Properties acquired or to be acquired with the proceeds of a particular Subsequent Closing, and not on an individual Acquisition Property basis. In the event the Acquisition Criterion is not satisfied as to the Acquisition Properties that are the subject of a particular Subsequent Closing, the Subsequent Closing shall nevertheless be funded by all of the Investors if (i) AOP provides information regarding those

Acquisition Properties' expected NOI Yields to all Investors and (ii) receives written approval of the proposed acquisition of those Acquisition Properties from at least two of ABKB, HPCR, C&S, MSAM and FIDO. The delivery of the notice required this Section 1.3(b) shall create no implication that AOP is making a
              --------------
representation as to, or guaranteeing, the actual NOI Yield of any Acquisition Property and, provided any such notice is delivered in good faith by AOP, AOP shall have no liability to the Investors, the Pecuniary Owners or to any other person with respect to such notice or the financial projections contained therein.

     (c)  NOI Yield.  "NOI Yield" shall mean the gross revenues derived from an
          ----------
Acquisition Property over a given twelve month period less operating expenses relating to such Acquisition Property (including AOP's (or PSP11's after the Merger) expected management costs relating thereto, but excluding brokerage commissions, tenant improvement costs, capital reserves and depreciation) divided by the purchase price for such Acquisition Property (including closing costs and deferred maintenance costs required to be funded at closing). The calculation of NOI Yield shall employ generally accepted accounting principles ("GAAP"), except that rents shall not be calculated on a straight-line basis.

     1.4  DEFINITIONS.

     Exhibit C sets forth an index of defined terms used in this Agreement.
     ---------

II.  REPRESENTATIONS AND WARRANTIES OF AOP.

     AOP hereby makes the following representations and warranties to the Investors and the Pecuniary Owners. As used in this Agreement, "AOP's knowledge" or words of similar import, shall mean the knowledge of Ronald L. Havner, Jr., Mary Jayne Howard, John Reyes and David Goldberg, after due inquiry, except that with respect to the representations and warranties contained in Sections 2.8, 2.14, 2.17, 2.18, 2.20, 2.22, 2.23, 2.26, 2.27, 2.28
             ------------------------------------------------------------------
and 2.29, such term shall also include the knowledge of those persons identified
--------
on Schedule 2.0 with respect to matters relating directly to the Properties
   ------------
listed beside such person's name on Schedule 2.0.  For purposes of the
                                    ------------
environmental representations in Section 2.26, the term "due inquiry" means that
                                 ------------
one or more of the persons listed in this Section or on Schedule 2.0 have
                                                        ------------
performed an environmental site walk at each of the Properties within the six
(6) months prior to the date of this Agreement. The disclosures in any schedule attached hereto in response to the following representations and warranties shall qualify other schedules and other paragraphs of this Section II to the
                                                           ----------
extent, and only to the extent, that it is clear from a reading of such disclosure that such disclosure is applicable to such other schedules or paragraphs.

     2.1  REGISTRATION OF PSP11 COMMON STOCK.

     (a) A preliminary proxy statement in connection with the vote of shareholders of PSP11 with respect to the Merger has been prepared and filed with the Securities and Exchange Commission (the "Commission") by PSP11 in conformity in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"). The second amended copy of such preliminary proxy statement filed with the Commission on December 30, 1997 is referred to herein as the "Preliminary Proxy Statement." A registration statement on Form S-4 (the "S-4 Registration Statement"), containing a definitive proxy statement (the "Definitive Proxy Statement"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), of the PSP11 Common Stock to be issued in connection with the Merger will be filed with the Commission and will be declared effective under the Securities Act prior to consummation of the Merger. AOP has provided each of the Investors with a copy of the Preliminary Proxy Statement as filed with the Commission and any amendments thereto.

     (b) PSP11 complies with the conditions for the use of Form S-4. The Commission has not issued an order preventing or suspending the use of the Preliminary Proxy Statement relating to the proposed offering of the PSP11 Common Stock nor instituted proceedings for that purpose. The Preliminary Proxy Statement and any amendments or supplements thereto contain all statements which are required to be stated therein by, and in all material respects conform to the requirements of, the Securities Act or the Exchange Act, as applicable. The documents incorporated by reference in the Preliminary Proxy Statement, at the time they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable. Neither the Preliminary Proxy Statement nor any amendment thereto, including any documents incorporated by reference therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2.2  ORGANIZATION, GOOD STANDING AND QUALIFICATION.

     (a) Each of AOP, PSP11 and PSI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with power and authority (corporate and other) to own its properties and conduct its business as now being conducted, and as proposed to be conducted. Each of AOP and PSP11 has been duly qualified as a foreign corporation for the conduct of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, and which would cause a Material Adverse Effect by reason of the failure to be so qualified in any such jurisdiction. " Material Adverse Effect" means any material adverse effect on the operations, assets, business, affairs, Properties (as defined below) or financial or other condition of AOP and its Subsidiaries (as defined below) taken as a whole prior to the Merger, or PSP11 and its Subsidiaries taken as a whole following the Merger; provided that, if the context requires, Material Adverse Effect prior to the Merger with respect to any of the Properties then owned by PSP11 or PSI shall be determined assuming that the Merger and Exchange have been consummated.

     (b) Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of AOP and PSP11 (each a "Subsidiary," and collectively, the "Subsidiaries") is listed on Schedule 2.2 hereto. Each Subsidiary is a
                             ------------
corporation, limited partnership, limited liability company or trust, as the case may be, duly organized or formed and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each Subsidiary has the power and authority (corporate and other) to conduct its businesses as now being conducted, and each Subsidiary has been duly qualified as a foreign corporation for the conduct of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, and where the failure to be so qualified in any such jurisdiction would cause a Material Adverse Effect. All of the outstanding capital stock, partnership interests, limited liability company membership interests or trust beneficial interests, as the case may be, issued by the Subsidiaries or created by agreements to which the Subsidiaries are parties (i) have been duly and validly issued or created (and in the case of capital stock are fully paid and nonassessable) and (ii) are owned or held, directly or indirectly by AOP or PSP11 in the percentage amounts set forth on Schedule 2.2 hereto free and clear of any security interest, lien,
             ------------
adverse claim, equity or other encumbrance (each of the foregoing, a "Lien") except for such Liens as (A) are set forth on Schedule 2.2 or (B) would not have
                                              ------------
a Material Adverse Effect.

     (c) This Agreement constitutes the legal, valid and binding obligation of AOP, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     (d) References to the Companies or any Company in the representations and warranties shall be deemed to include each Subsidiary of such Company or Companies, as the case may be, unless the context otherwise requires.

     2.3  CAPITALIZATION.

     (a) The authorized capital stock (collectively, the "AOP Capital Stock") of AOP consists of 200,000,000 shares, consisting of 100,000,000 shares of AOP Common Stock and 100,000,000 shares of Preferred Stock, par value $.10 per share, of which 8,062,130 shares of AOP Common Stock are issued and outstanding as of the date hereof. All of such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) The authorized capital stock (collectively, the "PSP11 Capital Stock") of PSP11 consists of 3,356,000 shares currently classified as Common Stock, par value $.01 per share, consisting of 2,828,929 of Series A Common Stock, of which 1,819,937 shares are issued and outstanding, 184,453 shares of Series B Common Stock, all of which are issued and outstanding and 522,618 shares of Series C Common Stock, all of which are issued and outstanding. All of such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The AOP Capital Stock and the PSP11 Capital Stock are collectively referred to herein as the "Capital Stock."

     (c) Except pursuant to the Agreement Among Shareholders and the Company (the "NYC Shareholders Agreement") executed in connection with the NYC Agreement, no shares of Capital Stock are entitled to preemptive rights. NYC has waived all of its preemptive rights with respect to the transactions contemplated by this Agreement. Except as set forth on Schedule 2.3, there are
                                                        ------------
no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of Capital Stock or stock of any of the subsidiaries of AOP or PSP11, or contracts, commitments, understandings or arrangements by which AOP, PSP11 or any Subsidiary thereof is or may become bound to issue additional shares of capital stock of AOP, PSP11 or any Subsidiary thereof, as the case may be. AOP has furnished to the Investors true and correct copies of each Company's Articles of Incorporation, as amended as of the date hereof (as to each, the "Charter") and each Company's Bylaws as in effect on the date hereof (as to each, the "Bylaws").

     (d)  Except as set forth on Schedule 2.3, each of AOP and PSP11 has no
                                 ------------
obligation (contingent or other) to purchase, redeem or otherwise acquire any of its respective Capital Stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, other than as required by the Real Estate Investment Trust provisions of the Internal Revenue Code.

     (e)  Except as set forth on Schedule 2.3, AOP has no knowledge of any
                                 ------------
voting agreements, voting trusts, stockholders' agreements, proxies or other agreements or understandings that are currently in effect or that are currently contemplated with respect to the voting of any Capital Stock of AOP or PSP11.

     (f) All of the outstanding securities of each of AOP and PSP11 were issued in material compliance with all applicable federal and state securities laws.

     2.4  AUTHORIZATION; ENFORCEMENT.

     (a) AOP has the requisite corporate power and authority to enter into and perform this Agreement. AOP has the requisite corporate power and authority to issue the AOP Common Stock in accordance with the terms hereof. Except for the Ownership Limit (as defined in the Charters of AOP and PSP11) and related provisions, the AOP and PSP11 Charters do not in any way prevent or restrict the transactions contemplated hereby or preclude the Investors, acting directly or as agents on behalf of the Pecuniary Owners, from owning or holding the amount, value or class of Capital Stock to be purchased hereby.

     (b) The execution and delivery of this Agreement by AOP and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of AOP and no further consent or authorization of AOP, PSP11 or PSI or any of their Boards of Directors or stockholders is required.

     (c)  This Agreement has been duly executed and delivered by AOP.

     2.5  VALID ISSUANCE OF SHARES.

     (a) The AOP Common Stock (and PSP11 Common Stock after the Merger) being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be issued in material compliance with all applicable federal and state laws and stock exchange requirements.

     (b) The PSP11 Common Stock to be issued to the holders of AOP Common Stock pursuant to the Merger Agreement, when issued, sold and delivered in accordance with the terms thereof for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and will be issued in material compliance with all applicable federal and state laws and stock exchange requirements.

     2.6  COMPLIANCE WITH OTHER INSTRUMENTS.

     The execution, delivery and performance of this Agreement by AOP and the consummation by it of the transactions contemplated hereby do not (i) result in a violation of the Charter or Bylaws of any of the Companies or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any of the Companies or any of their Subsidiaries is a party (including the NYC Agreement and the Merger Agreement), or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Companies, any of their Subsidiaries or by which any property or asset of the Companies or any of their Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of AOP to perform its obligations under the Agreement). AOP is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order to execute, deliver or perform any of its obligations under this Agreement or issue and sell the AOP Common Stock in accordance with the terms hereof, except such as have been or will be obtained prior to the First Closing.

     2.7  SEC DOCUMENTS; FINANCIAL STATEMENTS; OTHER INFORMATION.

     (a) Since January 1, 1995, PSP11 has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of Section 13 of the Exchange Act (all of the foregoing filed prior to the date hereof, being hereinafter referred to as the "SEC Documents"). AOP is not subject to the reporting requirements of Section 13 of the Exchange Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (when read together with all exhibits included therein and financial statement schedules thereto and documents (other than exhibits) incorporated by reference) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (b) The financial statements of PSP11 included in the SEC Documents and the financial statements of AOP for the three years ended December 31, 1996 and the nine months ended September 30, 1997 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the

Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of AOP and PSP11, as the case may be, and their respective Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (c) Since January 1, 1997, (i) the business of each of AOP and PSP11 has been conducted in the ordinary course and (ii) there has been no Material Adverse Effect as to AOP, PSP11 or any of the Properties that has not been described in the SEC Documents or other items provided to the Investors. As of the First Closing and as of the date hereof, there are no material liabilities, contingent or otherwise, of any of the Companies that have not been disclosed in the financial statements (including the notes thereto) referred to above or otherwise disclosed in the SEC Documents.

     2.8  LITIGATION.

     Except as disclosed to the Investors in connection with Section 2.26
                                                             ------------
hereto:

     (a) There is no action, suit, proceeding, investigation or claim pending or, to the knowledge of AOP, threatened, against AOP or PSP11 in law, equity or otherwise before any federal, state, municipal or local court, administrative agency, commission, board, bureau, instrumentality or arbitrator (an "Applicable Authority") which either (i) questions the validity of this Agreement or the AOP Common Stock or any action taken or to be taken pursuant hereto, (ii) questions the validity of the Merger Agreement or the NYC Agreement or any action taken or to be taken pursuant thereto, (iii) may adversely affect the right, title or interest of any Investor or Pecuniary Owner to the Shares or (iv) if decided adversely to such Company, could be reasonably expected to individually or in the aggregate have a Material Adverse Effect.

     (b) AOP is not aware of facts or circumstances that could give rise to a legal action that, if determined adversely, reasonably could be expected to have a Material Adverse Effect. There is no action or suit by AOP or PSP11 pending or threatened against others except litigation in the ordinary course of business such as tenant eviction proceedings, none of which individually or in the aggregate reasonably could be expected to result in a Material Adverse Effect.

     2.9  LEGAL COMPLIANCE.

     Except as disclosed to the Investors in connection with Section 2.26
                                                             ------------
hereto:

     (a) Each of AOP and PSP11 have complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands (the "Applicable Laws"), except to the extent that failure to comply would not have a Material Adverse Effect. Each of AOP and PSP11 have all necessary permits, licenses and other authorizations required to conduct its business as currently conducted, and as proposed to be conducted, in all material respects.

     (b) There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against AOP or PSP11 which could reasonably be expected to result in a Material Adverse Effect.

     (c) There is no existing law, rule, regulation or order and AOP is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict AOP or PSP11 from, or otherwise materially adversely affect AOP or PSP11 in, conducting their business as now being conducted and as proposed to be conducted.

     2.10  ACCOUNTANTS.

     Ernst & Young LLP, who have certified the financial statements included or incorporated by reference in the SEC Documents (or any amendment or supplement thereto) and the Preliminary Proxy Statement, are independent public accountants with respect to PSP11 as required by the Securities Act.

     2.11  FINANCIAL STATEMENTS.

     Attached hereto as Schedule 2.11 is a pro forma balance sheet and income
                        -------------
statement of AOP and PSP11 as of September 30, 1997, and for the nine months then ended, as adjusted to assume issuance of the Shares to be issued in the First Closing in accordance with the terms and conditions of this Agreement and consummation of the NYC transaction (the "Pro Forma Financial Statements"). The Pro Forma Financial Statements have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein, and, in the opinion of AOP, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

     2.12  REGISTRATION RIGHTS.

     No holder of any security of AOP and PSP11 has any unwaived right to require registration of shares of Capital Stock or any other security of AOP or PSP11 because of the filing of the S-4 Registration Statement or the consummation of any of the transactions contemplated by this Agreement.

     2.13  INVESTMENT COMPANY.

     AOP and PSP11 are not now, and after the sale of the Common Stock to be sold hereunder and application of the net proceeds from such sale as described herein, neither of them will be, an "investment company" or an entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     2.14  TITLE TO AND CONDITION OF THE PROPERTIES AND ASSETS.

     (a)  Except as set forth on Schedule 2.14 hereto, AOP, PSP11 or PSI, as the
                                 -------------
case may be, hold (or upon consummation of the Merger will hold) fee simple absolute or leasehold title to the Properties, free and clear of all mortgages or deeds of trust, liens, claims, defects, restrictions and encumbrances which, taken as a whole, reasonably could be expected to have a Material Adverse Effect. To AOP's knowledge, title to each of the Properties shall be good, marketable and insurable at rates customarily charged by nationally recognized title insurance companies, without payment of additional premiums. The "Properties" means all real property and improvements owned or leased as lessee by AOP or PSP11, or that will be owned or leased as lessee by AOP or PSP11 (including the Commercial Properties) upon consummation of the transactions contemplated by the Merger Agreement. Schedule 2.14 hereto sets forth a true
                                       -------------
and correct list of the Properties as of the date hereof. AOP or PSP11, as the case may be, hold good and valid title to all of the other Assets, in each case free and clear of all liens, defects, restrictions and encumbrances which, taken as a whole, reasonably could be expected to have a Material Adverse Effect. The "Assets" means all of the assets, properties, licenses and other agreements which are presently being used or are reasonably related to the business of AOP or PSP11 or the Commercial Properties, and includes all assets, properties, licenses and other agreements necessary to permit AOP, PSP11 or PSI (as to the Commercial Properties) to conduct their business in the same manner as such business has been conducted prior to the date hereof and the First Closing Date, or that will be necessary to permit PSP11 to conduct its business after consummation of the transactions contemplated by the Merger Agreement. Except as disclosed to the Investors in connection with Section 2.26 hereto or as set
                                                 ------------
forth on Schedule 2.14, the Assets and Properties comply with all applicable
         -------------
requirements under
each of the Licenses and Approvals (as defined below) and Applicable Laws, except for such non-compliance as reasonably would not be expected to cause a Material Adverse Effect.

     (b)  Other than as disclosed in the engineering reports listed on Schedule
                                                                       --------
2.14, to AOP's knowledge, no Property has suffered any unrepaired casualty,
----
damage or destruction of any kind whatsoever, nor does any Property contain any defects in structural, mechanical (including HVAC systems), or physical portions (including roofs) at, on, or of such Property, except to the extent any such casualty, damage, destruction or defect, individually or in the aggregate, does not cause and is not reasonably expected to cause a Material Adverse Effect.

     (c) Certain of the Properties are held under lease, and AOP is not aware of any material default by the lessor under any such lease or any pending or threatened claim or action by any lessor of any such Property to terminate any such lease. Each lease or agreement to which any of the Companies is a party under which it is the lessee of any Property, or any Assets, is a valid and subsisting lease agreement without any material default of the Company thereunder and, to the best of AOP's knowledge, without any material default thereunder of any other party thereto, except for such defaults as reasonably would not be expected to cause a Material Adverse Effect. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by AOP under any such lease or agreement or, to the best of AOP's knowledge, by any party thereto, except for such defaults that would not individually or in the aggregate have or cause a Material Adverse Effect. AOP's possession of such property has not been disturbed and, to the best of AOP's knowledge, no claim has been asserted against it adverse to its rights in such leasehold interests, except for such disturbances or claims as reasonably would not be expected to cause a Material Adverse Effect.

     2.15  NO OTHER PENDING TRANSACTIONS.

     Except for the transactions contemplated by this Agreement, the NYC Agreement and the Merger Agreement, or disclosed on Schedule 2.15 hereto, (a)
                                                    -------------
neither AOP nor PSP11 is a party to or bound by or subject to any agreement, letter of intent, undertaking or commitment to merge or consolidate with, or acquire all, substantially all or a material portion of the property and/or assets of, any other person, corporation, or entity, or to sell, lease, convey, assign or exchange all, substantially all or a material portion of their assets to any other person, corporation, or entity, and (b) no person has an option, right-of-first refusal, or other right to acquire any of the Properties or Assets of either AOP or PSP11, or with respect to the Commercial Properties, PSI.

     2.16  TAXES.

     (a) AOP, PSP11 and PSI (with respect to the Commercial Properties) have filed all federal, state, local and other tax returns and reports (except for foreign returns and reports the failure to file which will not result in any material liability to AOP or PSP11), and any other material returns and reports relating to taxes with any Applicable Authority, required to be filed by them. AOP, PSP11 and PSI (with respect to the Commercial Properties) have paid or caused to be paid all material taxes that are due and payable, except those which are being contested by such Company in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on its books in accordance with generally accepted accounting principles consistently applied. Except as disclosed on Schedule 2.16 hereto, no taxes are
                                             -------------
being contested by AOP, PSP11 or PSI (with respect to the Commercial Properties). AOP, PSP11 and PSI (with respect to the Commercial Properties) do not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by them in accordance with generally accepted accounting principles consistently applied. Except as described in Schedule 2.16, federal and state
                                              -------------
income tax returns for AOP, PSP11 and PSI (with respect to the Commercial Properties) have not been audited by the Internal Revenue Service or state authorities. No deficiency assessment with respect to or proposed adjustment of AOP's, PSP11's or PSI's (with respect to the Commercial Properties) federal, state, local or other tax returns is pending or, to the best of AOP's knowledge, threatened. There is no material tax lien, whether imposed by any federal, state, local or other tax authority outstanding against the assets or business of AOP or PSP11, or against any of the Properties. There are no applicable taxes, fees or other governmental charges payable by AOP or PSP11 in connection with the execution and delivery of this Agreement or the issuance by AOP or PSP11 of the Shares, except for governmental fees paid in connection with securities law filings. Except for provisions customary in the acquisition and disposition of real estate, neither AOP, PSP11 nor PSI (with respect to the Commercial Properties) have entered into any agreement to prorate the payment of any currently unpaid taxes. The term "taxes" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, personal property, or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, addition to tax or additional amounts imposed by any Applicable Authority responsible for the imposition of any such tax (domestic or foreign), together with any interest or penalties thereon.

     (b) As to PSP11, with respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, and as to AOP, with respect to 1997, each of AOP and PSP11 has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, as amended, and their present and contemplated operations, assets and income continue to meet such requirements.

     (c) AOP and PSP11 are not "foreign persons" within the meaning of Section 1445 of the Code, and AOP and PSP11, if requested by the Investors, will each furnish to the Investors an affidavit in form satisfactory to the Investors confirming the same.

     2.17  LICENSES AND APPROVALS.

     AOP and PSP11 hold all of the licenses, permits, certificates, franchises, rights, variances, interim permits, approvals, authorizations or consents, whether federal, state, local or foreign, required for the ownership of the Properties or the operation of their respective businesses, except for such Licenses and Approvals the lack of which reasonably would not be expected to cause a Material Adverse Effect (the "Licenses and Approvals"). All of the Licenses and Approvals are in full force and effect and the Companies are not in violation with respect to any of them, except for such violations as reasonably would not be expected to cause a Material Adverse Effect. No proceedings are pending nor, to the best of AOP's knowledge, are any proceedings threatened or in prospect by any Applicable Authority to revoke or limit the scope of any of the Licenses and Approvals, except for such proceedings as reasonably would not be expected to cause a Material Adverse Effect. None of the Licenses and Approvals would be rendered ineffective or be required to be reissued as a result of the consummation of the transactions contemplated hereby or by the NYC Agreement or as a result of the Merger.

     2.18  LEGAL COMPLIANCE.

     Except as disclosed to the Investors in connection with Section 2.26
                                                             ------------
hereto:

     (a) AOP and PSP11 have not received notice from any Applicable Authority that AOP or PSP11 are not in compliance with one or more Applicable Laws or that the present condition of the Properties or any of their other Assets fails to comply with one or more Applicable Laws, except for such noncompliance as reasonably would not be expected to cause a Material Adverse Effect, and to the best of AOP's knowledge, no such notice is pending or threatened to be given.

     (b) Neither AOP, PSP11, the present condition of the Properties and the other Assets, nor the operation of AOP's and PSP11's business violates any judicial decree applicable to it or them or violates any Applicable Laws, including those pertaining to occupational safety or health, environmental protection, Americans with Disabilities Act, equal employment opportunity, pension, and employee's retirement income security, except for such violations as reasonably would not be expected to cause a Material Adverse Effect. AOP does not have knowledge of any proposed changes in any Applicable Laws that would or could reasonably be expected to have a Material Adverse Effect.

     2.19  NO NOTICES OF DEFAULT.

     Except as disclosed to the Investors in connection with Section 2.26
                                                             ------------
hereto, neither AOP, PSP11 nor PSI (with respect to the Commercial Properties) has received any notice from any Applicable Authority, mortgagee, insurer or insurance board of underwriters or any other person or entity of the existence of any default or unsafe condition with respect to the Properties that remains unsatisfied or uncured or that will remain unsatisfied or uncured as of the First Closing Date, except for such default or condition as reasonably would not be expected to cause a Material Adverse Effect.

     2.20  EXISTING FINANCING.

     Attached hereto as Schedule  2.20 is a true and complete list of all
                        --------------
instruments and documents to which AOP, PSP11 or PSI (as to the Commercial Properties) is a party or is otherwise bound in connection with loans to or from AOP or PSP11 or facilities for the borrowing of funds in excess of One Million Dollars $1,000,000 (the "Existing Debt") including all amendments, modifications and supplements thereto or substitutions therefor (collectively, the "Loan Documents"). AOP has made available to the Investors true and complete copies of each of the Loan Documents. AOP and PSP11 have not received any notice of default with respect to the Existing Debt or any of the Loan Documents and, to the best of AOP's knowledge, neither AOP nor PSP11 are in default thereunder, nor to the best of AOP's knowledge, would AOP or PSP11 be in default after the giving of any required notice and/or the expiration of any required cure period. Neither AOP nor PSP11 have delivered any notice of default to any lender with respect to the Existing Debt or under the Loan Documents and, to the best of AOP's knowledge, no lender is in default with respect thereto, nor, to the best of AOP's knowledge, would any lender be in default after the giving of any required notice and/or the expiration of any required cure period. Except as set forth on Schedule 2.20 hereto, the terms of the Loan Documents do not
             -------------
require the payment of a prepayment penalty, prepayment premium or other surcharge in connection with the repayment in full or in part of the Existing Debt prior to maturity.

     2.21  MATERIAL CONTRACTS.

     (a)  Attached hereto as Schedule  2.21 is a true and complete list of all
                             --------------
contracts, agreements or understandings to which either AOP or PSP11 is a party, other than Loan Documents and Leases (as hereinafter defined), that constitute "material contracts" within the meaning of Item 601(b)(10) of Regulation S-K (collectively, the "Material Contracts"), or to which PSI is a party that constitute Material Contracts as to the Commercial Properties (the "PSI Material Contracts"). The term "Material Contracts" shall be deemed to include (i) the Amended Management Agreement dated as of February 21, 1995 between the predecessor in interest to AOP and the predecessor in interest to PSI, (ii) the NYC Agreement and (iii) the Merger Agreement.

          (b) AOP has made available to the Investors true and complete copies of all of the Material Contracts and the PSI Material Contracts and all amendments, modifications and supplements thereto (or Schedule 2.21 attached
                                                      --------------
hereto contains an accurate and complete summary description of any such item that is not in writing).

          (c)  Except as set forth in Schedule  2.21 attached hereto, all of the
                                      --------------
Material Contracts and the PSI Material Contracts are in full force and effect, the Companies are not in default or, to the knowledge of AOP, alleged to be in default with respect to their obligations under any of the Material Contracts or the PSI Material Contracts (nor would they be in default or, to the knowledge of AOP, alleged to be in default with the giving of notice, passage of time, or both), neither AOP nor PSP11 has delivered a notice of default to any other party to any of the Material Contracts or the PSI Material Contracts, and, to AOP's knowledge, no other party to any of the Material Contracts or the PSI Material Contracts is in default with respect to its obligations thereunder (nor would be in default with the giving of notice, passage of time, or both).

          (d)  Except as noted on Schedule  2.21 attached hereto, none of the
                                  --------------
Material Contracts or the PSI Material Contracts requires the consent or approval of any party thereto other than AOP or the consent or approval of any third party in connection with the consummation of the transactions contemplated hereby or by the NYC Agreement or as a result of the Merger.

     2.22  LEASES.

          (a) The rent roll dated as of December 27, 1997 as previously delivered to the Investors is a true and complete rent roll for each of the Properties, except that with respect to the NYC Properties such rent roll is dated as of December 23, 1997 and with respect to the Property commonly known as "Ammendale" (the "Ammendale Property") such rent roll is dated as of January 12, 1998 (all of the foregoing, collectively, the "Rent Roll"). The information set forth in the Rent Roll is accurate in all material respects and current as of December 27, 1997, except that in the case of the NYC Properties and the Ammendale Property, such information is accurate in all material respects and current as of the date such Property was acquired by AOP).

          (b) One of the Companies is the landlord (or the successor landlord) with respect to all of the leases, subleases, rental agreements, and other occupancy agreements for the use or occupancy of portions of each of the Properties, together with all amendments to, modifications of, renewals and extensions thereof, all guaranties with respect thereto, all work letter agreements for unfunded work, improvement agreements, and other present agreements between AOP or PSP11 and any tenant (collectively, the "Leases"), and is entitled to receive the rental payments from the Leases. AOP has made available to the Investors true and complete copies of all of the Leases. The Companies have not assigned or encumbered any of their rights, title or interest under any of the Leases nor agreed to any material oral modifications of any of the provisions of any of the Leases.

          (c)  Except as set forth on Schedule 2.22 hereto, all of the Leases
                                      -------------
are in full force and effect, the Companies are not in material default with respect to any of their obligations under any of the Leases (nor would be in material default with the giving of notice, passage of time, or both), the Companies have not delivered a notice of default to any other party to any of the Leases, and, to the best of AOP's knowledge, no party other than the landlord under any of the Leases is in material default with respect to such party's obligations under any of the Leases (nor would be in material default with the giving of notice, passage of time, or both). For purposes of this subparagraph (c), a "material default" shall mean a default (i) entitling the non-defaulting party to terminate the Lease or (ii) requiring the payment of Fifty Thousand Dollars ($50,000) or more to cure.

          (d)  Except as noted on Schedule 2.22 attached hereto, none of the
                                  -------------
Leases requires the consent or approval of any party thereto other than AOP or the consent or approval of any third party in connection with the consummation of the transactions contemplated hereby or by the NYC Agreement or as a result of the Merger.

     2.23  LABOR MATTERS.

     AOP has complied in all material respects with all Applicable Laws relating to the employment of labor, including the provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and taxes, and AOP is not liable for any arrearages of wages or any penalties or taxes for failure to comply with any of the foregoing, except for such noncompliance as reasonably would not be expected to cause a Material Adverse Effect. No labor dispute, strike, work stoppage, employee action or labor relations problem of any kind which has affected or may affect AOP, or the operation of AOP's business, is pending, has occurred since the inception of AOP or, to the best of AOP's knowledge, is threatened, except as reasonably would not be expected to cause a Material Adverse Effect. To the best of AOP's knowledge, no managerial or supervisory employees of AOP are planning or intend to terminate their relationship with AOP or PSP11 or do not intend to continue with AOP or PSP11 (other than normal retirement) after the First Closing Date. Schedule 2.23
                                                              -------------
lists all employment agreements to which AOP or PSP11 are parties and such agreements remain in full force and effect as of the date hereof.

     2.24  EMPLOYEE BENEFIT PLANS AND EMPLOYEE PENSION PLANS.

       (a)  Attached hereto as Schedule  2.24 is a complete and correct list of
                               --------------
all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) and any other employee benefit arrangements or payroll practices maintained by AOP or PSP11 or to which AOP or PSP11 has contributed or is or was obligated to make payments, including employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the AOP Assets (collectively, the "AOP Employee Benefit Plans"). Schedule 2.24(a) shall separately list all AOP
                           ----------------
Employee Benefit Plans which are employee pension plans as defined in Section 3(2) of ERISA (collectively, the "AOP Employee Pension Plans").

          (b)  Except as set forth on Schedule  2.24 attached hereto:
                                      --------------

               (1)  the AOP Employee Pension Plans intended to qualify under
Section 401 of the Code are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of such plans which could cause the loss of such qualification or exemption (except for any such loss that could be corrected without causing a Material Adverse Effect) or the imposition of any material liability, lien, penalty, or tax under ERISA or the Code;

               (2) no AOP Employee Pension Plans have been amended in any manner which would require the posting of any security under Section 401(a)(29) of the Code or Section 307 of ERISA;

               (3) AOP would have no withdrawal or other liability (contingent or otherwise) under Sections 4201, 4063 or 4064 of ERISA to any multiemployer plan as defined in Section 3(37) ("Multiemployer Plan") or multiple employer plan subject to

Section 4063 and 4064 of ERISA ("Multiple Employer Plan") that would reasonably be expected to cause a Material Adverse Effect if it ceased contributions and withdrew from any Multiemployer Plan or Multiple Employer Plan as of the First Closing;

               (4) the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) of each of the AOP Employee Pension Plans which are "defined benefit plans" (other than Multiemployer Plans) calculated using the actuarial assumptions that would be used by the Pension Benefit Guaranty Corporation ("PBGC") in the event of the termination of each such plan do not exceed the fair market value of the assets of such plan by an amount that would reasonably be expected to cause a Material Adverse Effect;

               (5) true, correct and complete copies of the following documents, with respect to each of the AOP Employee Benefit Plans, have been made available or delivered to the Investors: (i) all plan documents, including trust agreements, insurance policies and service agreements and amendments thereto; (ii) the most recent Forms 5500 and any financial statements attached thereto and those for the prior three years; (iii) the last Internal Revenue Service determination letter; (iv) summary plan descriptions; and (v) written descriptions of all non-written agreements relating to any such plan;

               (6) there are no material pending claims or lawsuits which have been asserted or instituted by or against any the AOP Employee Benefit Plans, against the assets of any of the trusts under such plans, or by or against the plan sponsor, plan administrator, or any fiduciary of any of the AOP Employee Benefit Plans (other than routine benefit claims) that, if determined adversely, would reasonably be expected to cause a Material Adverse Effect, nor does AOP have knowledge of facts which could form the basis for any such claim or lawsuit;

               (7) all amendments and actions required to bring the AOP Employee Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code and any other Applicable Laws (including the rules and regulations thereunder) have been made or taken, except to the extent that such amendments or actions are not required by law to be made or taken until a date after the First Closing Date and are disclosed on Schedule
                                                                        --------
2.24;
----

               (8) the AOP Employee Benefit Plans have been maintained, in all material respects, in accordance with their plan documents and with all provisions of the Code and ERISA (including rules and regulations thereunder) and other Applicable Laws, and none of AOP, PSP11 and, to the knowledge of AOP, any parties in interest and disqualified persons with respect to the AOP Employee Benefits Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Title I, Part 4 or ERISA that would reasonably be expected to cause a Material Adverse Effect;

          (9) neither AOP not PSP11 has incurred any material outstanding liability under Section 4062 of ERISA to the PBGC, to a trust established under
Section 4041 or 4042 of ERISA, or to a trustee appointed under Section 4042 of ERISA;

          (10) none of the AOP Employee Benefit Plans contains any provisions which would prohibit the transactions contemplated by this Agreement or which would give rise to any severance, termination or other payments or liabilities as a result of the transactions contemplated by this Agreement; and

          (11) AOP has no liability (whether actual, contingent, with respect to any of its assets, or otherwise) with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) maintained by any affiliate other than the AOP Employee Benefit Plans disclosed in Schedule 2.24.
                                    -------------

       (c)  Attached hereto as Schedule 2.24 is the most recent quarterly
                               -------------
listing of workers' compensation claims of AOP and a schedule of workers' compensation claims of AOP for the last three (3) fiscal years.

       (d)  Except as disclosed on Schedule 2.24 attached hereto, neither AOP
                                   -------------
nor PSP11 has prepaid or prefunded any AOP Employee Benefit Plan that is a welfare benefit plan (as defined in Section 3(1) of ERISA) through a trust, reserve, premium stabilization or similar account.

     2.25  INSURANCE.

       (a)  Attached hereto as Schedule 2.25 are certificates or other
                               --------------
summaries that provide a description of all policies or binders of fire, liability, compensation, business interruption, rent loss, directors' and officers' liability, employee and title insurance held by AOP, PSP11 and PSI insuring any of the Properties, AOP or PSP11 in each case, specifying the insurer, policy number or covering note number (for binders), limits of coverage, expiration dates, and describing each pending claim with respect to AOP, PSP11 or PSI (with respect to the Commercial Properties) of more than One Hundred Thousand Dollars ($100,000). All policies and binders described therein are current and in full force and effect. AOP, PSP11 and PSI are each in compliance in all material respects with the requirements and provisions of each such policy or binder, each has paid all premiums due therefor, and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, except for such failure as would not reasonably be expected to cause a Material Adverse Effect. Except for claims set forth in
Schedule 2.25 attached hereto, there are no outstanding, material unpaid claims
-------------
under any such policy or binder. None of AOP or PSP11 has received a notice of cancellation or non-renewal for any such policy or binder, except for such cancellation or non-renewal as would not reasonably be expected to cause a Material

Adverse Effect. AOP has no knowledge of any inaccuracy in any application for such policies or binders or any similar basis of facts which might form the basis for termination of any such insurance.

     (b) AOP and PSP11 have maintained a commercially reasonable program of insurance with respect to the Properties in such a manner as may be required by any Material Contracts or Loan Documents or other franchises, licenses or agreements applicable to the Properties. AOP has made available to the Investors a complete and accurate list of all property damage or personal injury claims asserted against AOP or PSP11 during the past two (2) years involving any claim in excess of One Hundred Thousand Dollars ($100,000).

     (c) AOP and PSP11 and their Subsidiaries maintain insurance with insurers of recognized financial responsibility against losses and risks and in such amounts as are generally deemed adequate for their respective businesses and consistent with coverage maintained by similar companies in the businesses in which they are engaged; and neither the Companies nor any Subsidiary has any reason to believe that it will not be able to renew the coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     2.26  ENVIRONMENTAL COMPLIANCE.

     Except as disclosed on Schedule 2.26(a) hereto:
                            ----------------

     (a) AOP and PSP11, their Subsidiaries, all Properties, owned or leased, and to AOP's knowledge, the operations conducted thereon comply and heretofore have complied in all material respects with all applicable Environmental Laws (as defined below), except as disclosed in the Environmental Reports (as defined below) or as would not reasonably be expected to cause a Material Adverse Effect.

     (b) The Companies and their Subsidiaries have not at any time, and to AOP's knowledge no other person has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise released or disposed of Hazardous Materials (as defined below) into the environment at, on, adjacent to or beneath the Properties, except as disclosed in the environmental site assessment reports and other documents related to environmental matters at any of the Properties obtained by AOP or PSP11 on or before the date hereof (collectively, the "Environmental Reports") or as would not reasonably be expected to cause a Material Adverse Effect on the relevant Property. All of the Environmental Reports are identified on Schedule 2.26(b) hereto. Except as
                                            ----------------
to circumstances identified
in the Environmental Reports, neither AOP, PSP11 nor any of their Subsidiaries shall use or permit the use of the Properties or any subsequently acquired properties for the purpose of handling, storing, retaining, transporting, processing, manufacturing, generating, producing or otherwise managing Hazardous Materials except in accordance with Environmental Laws or burying, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise releasing or disposing of Hazardous Materials into the environment at, on, adjacent to or beneath the Properties except in accordance with Environmental Laws.

     (c) To AOP's knowledge, no seepage, leak, escape, leaching, discharge, injection, release, emission, spill, pumping, pouring, emptying, dumping or disposing of Hazardous Materials into waters on, adjacent to or beneath the Properties has occurred or is occurring except as disclosed in the Environmental Reports or as would not reasonably be expected to cause a Material Adverse Effect.

     (d) AOP, PSP11, and their Subsidiaries have received no notice from any Applicable Authority or other person, and to AOP's knowledge there is no pending or threatened claim regarding any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to, any claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on, affecting or originating from the Properties or arising out of the conduct of any person with respect to Hazardous Materials on, affecting or originating from the Properties, except as disclosed in the Environmental Reports or as would not reasonably be expected to cause a Material Adverse Effect.

     (e) Except as disclosed in the Environmental Reports, to AOP's knowledge, the Properties are not included or proposed for inclusion on any federal, state, or local lists of sites which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency.

     (f) No environmental approvals, clearances or consents are required under applicable law from any governmental authority or entity in order to consummate this transaction or for AOP, PSP11 or their Subsidiaries to continue owning and leasing each of the Properties after the Closing Date.

     (g) To AOP's knowledge, AOP has disclosed all environmental matters that would reasonably be expected to cause a Material Adverse Effect and have disclosed all reports, assessments, remedial action plans or similar documents relating to environmental conditions at the Properties in the possession or control of AOP, PSP11 or PSI.

     As used herein, "Hazardous Material" means (i) any flammable, explosive or radioactive materials, contaminants, or hazardous or toxic wastes, materials or substances or related materials, whether solid, liquid or gaseous in nature, including, without limitation, substances defined as "hazardous substances," "hazardous materials," toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49
                     -- ---
U.S.C. Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C.,
                     -- ---
Section 2601 et seq.; the Resources Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications
                    -- ---
promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commissions, board or instrumentality of the United States of America, the state in which the applicable Property is situated, or any political subdivision thereof; (iv) any pollutant or contaminant, hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof;
(vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq.; as amended, and
                                                       -- ---
in the regulations adopted and publications promulgated pursuant to said law;
(vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

     As used herein, "Environmental Law" shall mean all applicable federal, state and local statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation, all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation or handling of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature.

     2.27  BUILDING, SUBDIVISION AND LAND-USE LAWS; RESTRICTIVE COVENANTS.

     Except as disclosed to the Investors in connection with Section 2.26 or as
                                                             ------------
set forth on Schedule 2.27 hereto:
             -------------

     (a) The improvements on the Properties (the "Improvements"), as currently constructed, comply with all Applicable Laws, including those relating to building, certificates of occupancy, subdivision, zoning and land-use and all applicable restrictive covenants and other agreements (whether public or private), except for such noncompliance as would not reasonably be expected to cause a Material Adverse Effect. The use and occupancy of the Improvements by the Companies, as currently used, operated and occupied by the Companies, and, to the knowledge of AOP, the use, operation and occupancy of the Improvements by others, as currently used, operated and occupied by them, all comply with all Applicable Laws, including those relating to building, subdivision, zoning and land-use, and comply with all applicable restrictive covenants and other agreements (whether public or private), except for such noncompliance as would not reasonably be expected to cause a Material Adverse Effect.

     (b) Except as disclosed on Schedule 2.27, to AOP's knowledge without
                                -------------
inquiry, in the event of substantial damage to or destruction of any of the Properties or Improvements, reconstruction of such improvements as currently constructed or used will be permitted by Applicable Authorities without further action on the part of AOP. To AOP's knowledge, no proceedings to "down-zone" or otherwise change the zoning classification applicable to any of the Properties are currently pending and, to the best of AOP's knowledge, none are threatened.

     2.28  NO UNPAID ASSESSMENTS.

     No material general or special assessments for public improvements have been made against any of the Properties which are unpaid, and the Companies have not received any notice of any material proposed, pending or anticipated general or special assessments against any of the Properties, nor to the best of AOP's knowledge, are any such assessments threatened or in prospect.

     2.29  CONDEMNATION.

     Except for a condemnation proceeding involving a portion of the PSP11 Warehouse Property located in Pasadena, California, no condemnation proceedings have been commenced or completed with respect to any portion of the Properties by any Applicable Authority having or claiming jurisdiction and, to the best of AOP's knowledge, no such proceedings are threatened or in prospect.

     2.30  UNPAID BILLS; MECHANICS LIENS.

     No material claims or bills for labor and/or materials provided to the Properties are unpaid and none will remain unpaid or otherwise unsatisfied at the First Closing, and there will be no material mechanics' or materialmens' liens affecting the Properties as of the First Closing Date.

     2.31  PROFFERS; OTHER COMMITMENTS.

     As of the First Closing Date, all material commitments to Applicable Authorities and utility companies, whether by proffer or otherwise, to make contributions of money, dedications of land, rights of way or easements, or to install or maintain any public instrumentality on the Properties shall have been satisfied, and neither the Companies nor any of their subsidiaries shall have any further obligations with respect thereto from and after First Closing Date.

     2.32  BOOKS AND RECORDS.

     The books of account, minute books, stock record books, and other records of AOP, all of which have been made available to the Investors, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not AOP is subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of AOP contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors and committees of the Board of Directors of AOP, and no meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the First Closing, all of those books and records will be in the possession of AOP.

     2.33  BANKRUPTCY.

     There are no attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws pending or, to the knowledge of AOP, contemplated by or threatened against AOP (or PSP11 after the Merger). Without limiting the generality of the foregoing, none of the following have been done by, against or with respect to AOP (or PSP11 after the Merger): (a) the commencement of a case under Title 11 of the U.S. Code as now constituted or hereafter amended, or under any applicable federal or state bankruptcy law or other similar law, (b) the appointment of a trustee or receiver of any property interest, (c) an assignment for the benefit of creditors, (d) an attachment, execution or other judicial seizure of a substantial property interest, (e) the taking of, failure to take, or submission to, any action indicating an inability to meet its financial obligations as they accrue or (f) a dissolution or liquidation.

     2.34  DISCLOSURE.

     All agreements, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to the Investors by or on behalf of the Companies in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects, and no representation or warranty made in this Agreement or information furnished pursuant hereto to the Investors (including information contained in the schedules or documents referred to herein) contains any untrue statement of a material fact or fails to include a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

III. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

     Each Investor, severally and not jointly, with respect to itself and in the case of any Agent Investor, as agent for and on behalf of each Pecuniary Owner for which it acquires Shares, hereby makes the representations and warranties set forth below to AOP.

     3.1  ORGANIZATION, GOOD STANDING AND QUALIFICATION.

     (a) The Investor has been duly incorporated or formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, with power and authority (corporate and other) to conduct its business as now being conducted.

     (b) This Agreement constitutes the legal, valid and binding obligation of the Investor enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.2  AUTHORIZATION; ENFORCEMENT.

     (a) The Investor has the requisite power and authority (corporate and other) to enter into and perform this Agreement.

     (b) The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by such Investor, and no further consent or authorization of such Investor is required.

     (c) This Agreement has been duly executed and delivered by the Investor.

     3.3  COMPLIANCE WITH OTHER INSTRUMENTS.

     The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby do not result in a violation of the organizational documents of such Investor, or conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Investor (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially impair the ability of such Investor to perform its obligations under the Agreement). Such Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order to execute, deliver or perform any of its obligations under this Agreement, except such as have been or will be obtained prior to the First Closing.

     3.4  LITIGATION.

     There is no action, suit, proceeding, investigation or claim pending against or, to the knowledge of the Investor, threatened against the Investor in law, equity or otherwise before any Applicable Authority which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

     3.5  PURCHASE ENTIRELY FOR OWN ACCOUNT.

     This Agreement is made with each Investor in reliance upon the Investor's representations to the Companies, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Shares will be acquired for investment by the Investor for itself, or in the case of any Agent Investor, as agent for and on behalf of the

Pecuniary Owners, for the Pecuniary Owners' own accounts, not as a nominee or agent for any other person, and not with a view to the resale or distribution of any part thereof in violation of any federal securities laws, and that neither the Investors nor any Pecuniary Owners for which any Investor is acting as agent, have any present intention of selling, granting any participation in, or otherwise distributing the same, in violation of any federal securities laws.

     3.6  ACKNOWLEDGMENTS.

     The Investor, and if applicable, each Pecuniary Owner acknowledge that (i) its investment is being made prior to and not conditioned upon the consummation of the proposed Merger; (ii) the Investor has received and reviewed AOP's business plan and financial projections; and (iii) it has been advised that immediately prior to consummation of the transactions contemplated hereby, AOP will be a "pension held REIT" within the meaning of the Code if NYC's ownership is treated as held by a "qualified plan" within the meaning of the Code.

     3.7  ACCREDITED INVESTOR.

     The Investor and if applicable, each Pecuniary Owner, is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D and a "qualified institutional buyer" with the meaning of SEC Rule 144A, as presently in effect, and the Investor represents that the purchase of the Shares by it is made in the ordinary course of business and is made solely for the purpose of investment.

     3.8  RESTRICTED SECURITIES.

     The Investor and if applicable, each Pecuniary Owner understand that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from AOP (or PSP11 after the Merger) in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act and is aware that SEC Rule 144 is not presently available for use by such Investor for resale of the Shares. The Investor acknowledges that the certificates representing the Shares will contain a legend substantially in the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT OR LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

     3.9  CERTAIN TAX MATTERS.

     Applying the stock ownership rules of Section 856(h) of the Internal Revenue Code of 1986, as amended (the "Code") and the applicable regulations to Sections 542(a)(2) and 544 as modified (relating to the restriction that generally precludes any five or fewer individuals from owning more than 50% of the value of the outstanding shares of a REIT), no "individual" will be treated as owning more than two percent (2%) of any outstanding class or series of the shares of AOP solely as a result of the ownership of Shares by any Investor or Pecuniary Owner as a result of the transactions contemplated by this Agreement. For this purpose, a qualified trust that qualifies for the look-through rule of the Code Section 856(h)(3)(A)(i) shall not be considered an "individual." In addition, no Investor or Pecuniary Owner will own 10% or more of any outstanding class or series of the shares of AOP as a result of the completion of the transactions contemplated by this Agreement. In lieu of the representation contained in the first sentence of this section, C&S represents and warrants that the Pecuniary Owners of the Shares of AOP which it owns as an Investor are those parties listed on Schedule 3.9(a) hereto, which Schedule also shows the
                        ---------------
number of Shares to be purchased by each Pecuniary Owner in this transaction, and that no "individual" owns more than ten percent (10%) of the shares or ownership interests (after applying the Code's attribution rules referenced in this Section) of any of the Pecuniary Owners (excluding those Pecuniary Owners which are either a governmental plan or qualified retirement trust as so designated with respect to such Pecuniary Owner on Schedule 3.9(a) hereto)
                                                   ---------------
as of the date hereof. In lieu of the representation contained in the first sentence of this section, SU represents and warrants that the information contained on Schedule 3.9(b) is true and correct as of the date hereof.

IV.  CONDITIONS OF THE INVESTORS' OBLIGATIONS AT CLOSING.

     The Investors' obligations at the First Closing and, unless otherwise indicated, at each Subsequent Closing under Subsection 1.1 of this Agreement are
                                            --------------
subject to the fulfillment on or before the date of such Closing of each of the following conditions:

     4.1  REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of AOP contained in this Agreement shall be and shall have been true in all material respects on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of the First Closing. The representations and warranties of AOP contained in Sections 2.2(a), 2.2(c), 2.4, 2.5(a), 2.6, 2.8(a)
                               -------------------------------------------------
(as to clauses (i) and (iii)) and 2.33) shall be and shall have been true in all
---------------------------------------
material respects on and as of each Subsequent Closing with the same effect as though such representations and warranties had been made on and as of the date of such Subsequent Closing.

     4.2  PERFORMANCE.

     AOP shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

     4.3  COMPLIANCE CERTIFICATE.

     The President of AOP shall have delivered to the Investors at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.7
                                                        ----------------------
and 4.8, if applicable to such Closing, have been fulfilled, and that, in his
-------
good faith judgment at the time of such Closing, no action, suit, proceeding, investigation or claim before any Applicable Authority that is of the type described in clause (iv) of Section 2.8(a) hereof is pending, or to his
             -----------    --------------
knowledge threatened, against AOP or PSP11.

     4.4  OPINIONS OF COMPANY COUNSEL.

     The Investors shall have received on the date of the Closing the opinion of counsel for AOP, dated as of the Closing, in the form attached hereto as Exhibit
                                                                         -------
E.
-

     4.5  OPINION AS TO REIT STATUS.

     At or before the First Closing, the Investors and the Pecuniary Owners shall have received from counsel for AOP and PSP11, respectively (or such other counsel as shall be reasonably acceptable to the Investors and the Pecuniary Owners), an opinion of counsel satisfactory to the Investors and the Pecuniary Owners to the effect that (i) AOP should be classified as a "real estate investment trust" under Section 856 of the Internal Revenue Code of 1986, as amended (after giving effect to the investment contemplated by this Agreement) and (ii) PSP11 should be classified as a "real estate investment trust" under

Section 856 of the Internal Revenue Code of 1986, as amended (after giving effect to the Merger and the investment contemplated by this Agreement).

     4.6  OPINION AS TO VCOC STATUS.

     At or before the First Closing, the Investors and the Pecuniary Owners shall have received from counsel for AOP (or such other counsel as shall be reasonably acceptable to the Investors and the Pecuniary Owners) an opinion of counsel satisfactory to the Investors and the Pecuniary Owners to the effect that AOP qualifies as a venture capital operating company ("VCOC") as defined in 29 C.F.R. section 2510.3-101 (the "Plan Assets Regulation"). Commencing on the last day of AOP's "first annual valuation period" described in paragraph
(d)(5)(ii) of the Plan Assets Regulation, and on each anniversary of such day thereafter, unless and until such time as the Shares qualify as "publicly-offered securities" as defined in the Plan Assets Regulation, such counsel for AOP shall deliver an opinion to the effect that, as of the date the opinion is to be delivered, the underlying assets of AOP would not be deemed to constitute "plan assets" for purposes of the Plan Assets Regulation.

     4.7  NO MATERIAL CHANGE.

     In the case of the First Closing only, no event or change of circumstances shall have occurred and be continuing at the time of the First Closing which, in the reasonable opinion of the Investors, is likely to have a Material Adverse Effect on AOP, PSP11 or the Properties.

     4.8  ACTION BY THE BOARDS OF DIRECTORS.

     The Boards of Directors of AOP and PSP11 shall have adopted a resolution waiving the application of the Ownership Limit (as defined in such Company's Charter) to the Investors and the Pecuniary Owners to the extent necessary to permit the transactions contemplated hereby and with respect to any direct transferee of any of the Investors; provided that such transferee first provides
                                    --------
AOP (or PSP11 after the Merger) with representations and undertakings reasonably deemed appropriate by AOP (or PSP11 after the Merger) or its counsel to establish that (a) such transfer will not jeopardize AOP's (or PSP11's after the Merger) REIT status and (b) that such transferee either (i) is controlled by, controlling or under common control with, such transferor or (ii) on not more than six occasions per Investor, that such transferee is a person or entity of the type eligible to use Exchange Act Form 13G pursuant to Rule 13d-1(b)(1)(ii) under the Exchange Act, as amended from time to time, or any successor provision. The Boards of Directors of each of the Companies shall have agreed to the issuance of the AOP Common Stock (or PSP11 Common Stock after the Merger) contemplated hereby, and the issuance of PSP11 Common Stock to the holders of AOP Common Stock in connection with the Merger.

     4.9  AFFILIATE STATUS.

     Based solely on factual information provided to AOP by the Investors by letter dated January 22, 1998 and other assumptions contemplated by such letter, the Company shall have confirmed in writing that it will not take the position under existing law that any of the Investors are, or will following the Merger be, "affiliates" of AOP (or PSP11 after the Merger) as that term is defined in Securities Act Rule 144(a)(1) after giving effect to the transactions contemplated hereby; provided that the failure of this condition to be satisfied with respect to any Investor shall not affect the obligation of the other Investors to purchase their proportionate share of the Shares to be purchased in the applicable Closing in accordance with Section 1.2.
                                          -----------

     4.10  REGISTRATION RIGHTS AGREEMENT.

     AOP and the Investors shall have entered into a Registration Rights Agreement substantially in the form attached hereto as Exhibit E.
                                                       ---------

     4.11  ENVIRONMENTAL INDEMNITY AGREEMENT.

     PSI shall have entered into an Environmental Indemnification Agreement substantially in the form attached hereto as Exhibit F.
                                             ---------

     4.12  RELIANCE LETTER.

     The Investors shall have received a Reliance Letter from ENSR and any other environmental consultants who prepared any Environmental Reports substantially in the form attached hereto as Exhibit G.
                               ---------

     4.13  SIGNAL HILL INDEMNIFICATION AGREEMENT.

     PSI shall have entered into an Indemnification Agreement with respect to the property commonly known as Signal Hill substantially in the form attached hereto as Exhibit H.
          ---------

     4.14  INDEMNIFICATION AGREEMENT CONCERNING TITLE ISSUES.

     PSI shall have entered into an Indemnification Agreement Concerning Title Issues substantially in the form attached hereto as Exhibit I.
                                                    ---------

V.   CONDITIONS OF AOP'S OBLIGATIONS.

     5.1  REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Investors contained in Section
                                                                      -------
III shall be and shall have been true in all material respects on and as of the
---
First Closing with the same effect as though such representations and warranties had been made on and as of the date of the First Closing.

     5.2  PERFORMANCE.

     Each of the Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

VI.  COVENANTS.

     6.1  REIT STATUS.

     Unless the respective boards of directors determine that it is no longer in the best interests of their respective stockholders, each of AOP and PSP11 will use all commercially reasonable efforts to operate in a manner which will not cause them to be classified other than as a "real estate investment trust" under
Section 856 of the Internal Revenue Code of 1986, as amended (after giving effect to the investment contemplated by this Agreement, and both before and after consummation of the Merger).

     6.2  STOP ORDERS.

     AOP will use all commercially reasonable efforts to cause PSP11 to cause the S-4 Registration Statement to be filed with and declared effective by the Commission prior to the Merger. AOP will promptly advise the Investors in writing of (i) any request by the Commission for amendment of or a supplement to the Preliminary Proxy Statement or the S-4 Registration Statement, and (ii) any issuance by the Commission of any stop order suspending the effectiveness of the S-4 Registration Statement or of the suspension of qualification of the PSP11 Common Stock for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose. If at any time the Commission shall issue a stop order suspending the effectiveness of the S-4 Registration Statement, AOP will use all commercially reasonable efforts to cause PSP11 to obtain the withdrawal of such order as soon as possible.

     6.3  USE OF PROCEEDS.

     AOP (and PSP11 after the Merger) will apply the net proceeds from the sale of the Shares substantially in accordance with Section 1.3 hereof.
                                               -----------

     6.4  CONFIDENTIALITY.

     The parties to this Agreement will not disclose to any other person any information about this Agreement, the transactions contemplated hereby and the parties hereto, except as required by law or regulation, the rules of the Commission or the rules of any stock exchange or stock market on which capital stock of AOP or PSP11 is listed or approved for trading, or with the prior written consent of each of the other parties. Notwithstanding the foregoing, any announcement of this Agreement or the parties' commitment must be approved by AOP and a majority in interest of the Investors and/or their representatives (except as required by applicable law, regulation, the rules of the Commission or the rules of any stock exchange or stock market on which capital stock of AOP or PSP11 is listed or approved for trading); provided that, except as required by applicable law or regulation, each Investor shall have the right to have its name, or the name of any Pecuniary Owner represented by such Investor, excluded from any such publicity, and each Investor whose name is included in such publicity shall have the right to approve the use of its name or the name of any Pecuniary Owner represented by such Investor.

     6.5  CHANGES TO CHARTER AND BY-LAWS.

     Prior to the Merger, AOP and PSP11 will not make any alteration or amendment to their respective Charters or By-Laws that would materially adversely affect the Investors except as set forth on Schedule 6.5 without the
                                                      ------------
prior written consent of the holders of at least two-thirds of the Shares purchased by the Investors hereunder.

     6.6  CHANGES IN CAPITALIZATION.

     AOP (and PSP11 after the Merger) will cause to be issued to the Investors additional Shares so as to maintain the Investors' percentage interest in the Companies in the event that either of AOP or PSP11 undertake any stock splits, mergers, stock dividends or other recapitalizations between the date hereof and the First Closing Date or any Subsequent Closing Date. In the event of any of the foregoing, the Per-Share Price for any future Closings shall be adjusted accordingly. The Investors, as stockholders of AOP, will participate in the Merger, if approved, and receive in accordance with the Merger Agreement the shares of PSP11 Common Stock issuable with respect to each share of AOP Common Stock held by such Investor immediately prior to consummation of the Merger.

     6.7  ISSUANCE OF ADDITIONAL CAPITAL STOCK.

     (a) Prior to the earlier of (i) the Merger, (ii) a Qualifying Transaction (as defined below), or (iii) April 30, 1998, AOP shall not issue AOP Common Stock (or securities convertible into, exercisable or exchangeable for AOP Common Stock), except pursuant to a Permitted Issuance (as defined below), at a per share price below the Per-Share Price; regardless of whether the consideration for the issuance is cash or assets.

     (b) On or after April 30, 1998, if AOP has not then completed any of (i) the Merger, (ii) a Qualifying Transaction or (iii) an IPO (as defined below) and until the earlier of (i) the Merger, (ii) a Qualifying Transaction, (iii) an IPO, or (iv) the second anniversary of the First Closing Date, AOP shall not issue AOP Common Stock (or securities convertible into, exercisable or exchangeable for AOP Common Stock), except pursuant to a Permitted Issuance, at a per share price below the Per-Share Price, regardless of whether the consideration for the issuance is cash or assets, except in an IPO, without the written consent of a majority in interest of the Investors.

     (c) After completion of the Merger or completion of an IPO (or the second anniversary of the First Closing Date if AOP has not then completed the Merger or an IPO), but prior to completion of a Qualifying Transaction, AOP (and PSP11 after the Merger) shall not issue AOP Common Stock (or PSP11 Common Stock, as the case may be) or securities convertible into, exercisable or exchangeable for AOP Common Stock (or PSP11 Common Stock, as the case may be), except pursuant to a Permitted Issuance, at a per share price below the Per-Share Price (regardless of whether the consideration for the issuance is cash or assets) without first offering to each of the Investors (with 15 days' prior written notice) the right to purchase for cash such AOP Common Stock (or PSP11 Common Stock, as the case may be) or other securities on terms and conditions at least as favorable as those offered to third parties in amounts sufficient to permit the Investors to maintain their percentage ownership in AOP (or PSP11, as the case may be).

     (d) After completion of a Qualifying Transaction, the Investors shall have no further rights under this Section 6.7.
                             -----------

     (e) An "IPO" shall mean a registered underwritten initial public offering by AOP or PSP11 (after the Merger) of shares of Common Stock with gross proceeds of at least $25 million. AOP and PSP11 are not guaranteeing the price for shares offered publicly by them in an IPO and no additional Shares will be issued to the Investors if the public offering price in the IPO is less than the Per-Share Price. A "Qualifying Transaction" shall be deemed to have been completed immediately after closing on (i) a registered public offering by AOP (or PSP11 after the Merger) of shares of Common Stock with gross proceeds of at least $155 million (or a series of such offerings with aggregate gross proceeds of $155 million), or (ii) a merger with another entity following which AOP (or PSP11 after the Merger) has a total Equity Float of at least $310 million. For purposes of this provision, "Equity Float" shall mean the market value of the outstanding publicly-traded shares of AOP (or PSP11 after the Merger), excluding shares held by Affiliates, and "Affiliates" shall include all executive officers, directors, and beneficial owners (within the meaning of Rule 13d-3 of the Exchange Act) of more than 10% of the outstanding shares of the Capital Stock of AOP (or PSP11 after the Merger). A "Permitted Issuance" shall mean any issuance of AOP Common Stock, PSP11 Common Stock or securities convertible into, exercisable for or exchangeable for AOP Common Stock or PSP11 Common Stock (i) upon the conversion, exercise or exchange of any convertible or exchangeable security or any option, warrant or the like, (ii) as a dividend or distribution payable to all holders of AOP Common Stock or PSP11 Common Stock or by reason of a stock split of AOP Common Stock or PSP11 Common Stock or (iii) to employees or directors of, or consultants to, AOP or PSP11 pursuant to a plan adopted by the Board of Directors and approved by the stockholders of AOP or PSP11, as the case may be.

     (f) Any waiver of part or all of this Section 6.7 must be by a vote of
                                           -----------
Investors holding at least a majority of Shares held by all Investors.

     6.8  FUTURE OFFERINGS.

     AOP and PSP11 will use reasonable efforts to allow the Investors to participate as buyers pro rata in any future underwritten offerings of the Capital Stock of AOP (and PSP11 after the Merger) made prior to January 31, 1999, exclusive of "spot offerings."

     6.9  INFORMATION.

     Until the earlier of consummation of the Merger, consummation of a public offering pursuant to a registration statement or AOP otherwise becoming subject to the reporting requirements of the Exchange Act, AOP shall provide each Investor with quarterly financial information customary for a company subject to the reporting requirements of the Exchange Act and such other information as the Investors shall reasonably request including, but not limited to, consolidating financial statements and summaries of material litigation and other material developments.

     6.10 VCOC STATUS.

     AOP shall use all commercially reasonable efforts to operate in a manner which will cause it to be a VCOC for purposes of the Plan Assets Regulation, unless and until such time as the Shares qualify as "publicly-offered securities" as defined in the Plan Assets Regulation.

     6.11 MERGER AND EXCHANGE.

     AOP shall, and shall cause PSP11 and PSI to, use all commercially reasonable efforts to consummate the transactions contemplated by the Merger and the Exchange, if approved by PSP11's stockholders.

     6.12 SUBSEQUENT CLOSINGS.

     AOP (and PSP11 after the Merger) shall use all commercially reasonable efforts to (a) locate potential Acquisition Properties meeting the Acquisition Criterion and (b) call for the balance of the entire Purchase Price in Subsequent Closings with respect to the acquisition of such properties on or before July 31, 1998.


     6.13 REMOVAL OF LEGEND.

     AOP (and PSP11 after the Merger) shall promptly remove the legend set forth in Section 3.8 from any certificates representing the Shares at such time as the
   -----------
Shares represented thereby are registered under the Securities Act or, at the request of the holder thereof, at such time as the Shares represented thereby become eligible for resale pursuant to SEC Rule 144(k).

     6.14 ENVIRONMENTAL ACTIONS.

     AOP (and PSP11 after the Merger) shall use commercially reasonable efforts to complete the actions listed on Exhibit J within 90 days after the First
                                  ---------
Closing.

     6.15 OWNERSHIP LIMITS.

     As soon as commercially practicable, AOP (or PSP11 after the Merger) shall request its Board of Directors to consider the desirability of raising the percentage Ownership Limitation contained in the Company's Charter in order to make AOP (and PSP11 after the Merger) more attractive to institutional investors.

VII.      INDEMNIFICATION.

     7.1  OBLIGATIONS OF AOP.

     In partial consideration of the commitment of the Investors directly and as agent for and on behalf of the Pecuniary Owners hereunder, AOP agrees to indemnify and hold harmless each Investor and the Pecuniary Owners and any of their respective affiliates, directors, officers, agents and employees and each other person, if any, controlling the Investors or the Pecuniary Owners or any of their respective affiliates (each an "Investor Indemnified Person") from and against any losses (or actions in respect thereof) to which such Investor Indemnified Person may become subject as a result of, or based upon or arising out of, directly or indirectly, any inaccuracy in, breach or nonperformance of, any of the representations, warranties, covenants or agreements made by AOP in or pursuant to this Agreement, and will reimburse any Investor Indemnified Person for all reasonable expenses (including the reasonable fees of counsel) as they are incurred by any such Investor Indemnified Person in connection with investigating, preparing or defending any such action or claim pending or threatened, whether or not such Investor Indemnified Person is a party hereto. In the event that the foregoing indemnity is unavailable or insufficient to hold the Investor Indemnified Person harmless, AOP shall contribute to amounts paid or payable by such Investor Indemnified Person in respect of such losses, claims, damages, liabilities and expenses in such proportion as appropriately reflects the relative benefits received by and fault of AOP, on the one hand, and the Investors and the Pecuniary Owners, on the other hand, in connection with the matters as to which such losses, claims, damages, liabilities or expenses relate. Notwithstanding the foregoing, AOP shall have no liability under this Section until such time as the aggregate losses and expenses of the Investor Indemnified Persons as a group exceed $500,000; provided that the aggregate amount of liability of AOP to the Investor Indemnified Persons as a group under this Section shall not exceed the amount of the Purchase Price funded pursuant to this Agreement.

     7.2  OBLIGATIONS OF INVESTORS.

     In partial consideration of the commitment of AOP hereunder, each Direct Investor and each Agent Investor as agent for and on behalf of its respective Pecuniary Owners agrees to indemnify and hold harmless AOP and any of its respective affiliates, directors, officers, agents and employees and each other person, if any, controlling AOP or any of its respective affiliates (each an "AOP Indemnified Person") from and against any losses (or actions in respect thereof) to which such AOP Indemnified Person may become subject as a result of, or based upon or arising out of, directly or indirectly, any inaccuracy in, breach or nonperformance of, any of the representations, warranties, covenants or agreements made by such Investor in or pursuant to this Agreement, and will reimburse any AOP Indemnified Person for all reasonable expenses (including the reasonable fees of counsel) as they are incurred by any such AOP Indemnified Person in connection with investigating, preparing or defending any such action or claim pending or threatened, whether or not such AOP Indemnified Person is a party hereto. In the event that the foregoing indemnity is unavailable or insufficient to hold the AOP Indemnified Person harmless, such Investor shall contribute to amounts paid or payable by such AOP Indemnified Person in respect of such losses, claims, damages, liabilities and expenses in such proportion as appropriately reflects the relative benefits received by and fault of such Investor, on the one hand, and AOP, on the other hand, in connection with the matters as to which such losses, claims, damages, liabilities or expenses relate. Notwithstanding the foregoing, no Investor shall have liability under this Section until such time as the aggregate losses and expenses of the AOP Indemnified Persons as a group exceed $500,000; provided that the aggregate
                                                --------
amount of liability of such Investor to the AOP Investor Indemnified Persons as a group under this Section shall not exceed the amount of the Purchase Price funded by such Investor pursuant to this Agreement.

     7.3  PROCEDURE.

     (a) Any Investor Indemnified Person and any AOP Indemnified Person shall each be referred to collectively herein as an "Indemnified Person." Any Indemnified Person seeking indemnification with respect to any losses, claims, damages, liabilities or expenses shall give notice to the person from whom indemnification is sought (each, an "Indemnifying Person") on or before the date specified in Section 7.4.
             -----------

     (b) If any claim, demand or liability is asserted by any third party against any Indemnified Person, the Indemnifying Person shall have the right, unless otherwise precluded by applicable law, to conduct and control the defense, compromise or settlement of any action or threatened action brought against the Indemnified Person in respect of matters addressed by the indemnity set forth in this Section 7 (an "Action"). The Indemnified Person shall have
                  ---------
the right to employ counsel separate from counsel employed by the Indemnifying Person in connection with any such Action or threatened Action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Person shall be at the sole expense of the Indemnified Person unless (i) the Indemnifying Person shall have elected not, or, after reasonable written notice of any such Action or threatened Action, shall have failed, to assume or participate in the defense thereof, (ii) the employment thereof has been specifically authorized by the Indemnifying Person in writing, or (iii) the parties to any such Action or threatened Action (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnifying Person shall have been advised in writing by counsel for the Indemnified Person that there may be one or more defenses available to the Indemnified Person that are not available to the Indemnifying Person or legal conflicts of interest pursuant to applicable rules
of professional conduct between the Indemnifying Person and the Indemnified Person (in any such case, the Indemnifying Person shall not have the right to assume the defense of such Action on behalf of the Indemnified Person), in either of which events referred to in clauses (i), (ii) and (iii) the fees and expenses of one such separate counsel employed by the Indemnified Person shall be at the expense of the Indemnifying Person. The Indemnifying Person shall not, without the written consent of the Indemnified Person, settle or compromise any such Action or threatened Action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person a release from all liability in respect of such Action or threatened Action. Unless the Indemnifying Person shall have elected not, or shall have after reasonable written notice of any such Action or threatened Action failed, to assume or participate in the defense thereof, the Indemnified Person may not settle or compromise any Action or threatened Action without the written consent of the Indemnifying Person. If, after reasonable written notice of any such Action or threatened Action, the Indemnifying Person neglects to defend the Indemnified Person, a recovery against the latter for damages suffered by it in good faith, is conclusive in its favor against the Indemnifying Person; provided, however, that no such conclusive presumption
                     --------  -------
shall be made if the Indemnifying Person have not received reasonable written notice of the Action against the Indemnified Person.

     7.4  SURVIVAL.

     The indemnity set forth in this Section 7 shall survive the Closings or any termination of this Agreement and shall remain in effect (a) with respect to a breach of a representation or warranty, except as provided in (b) below, for the period through which such representation or warranty shall continue pursuant to
Section 8.1 (including such period of time through which such representation or warranty shall be extended until resolution of a claim with respect thereto) and
(b) with respect to a breach of a representation or warranty referred to in Sections 2.3 and 2.4, forever.
--------------------

     7.5  REMEDIES.

     The parties acknowledge and agree that the remedies set forth in this
Section 7 shall be the exclusive remedies of the parties under this Agreement,
---------
and the parties hereby waive any right to pursue any other remedy; provided that
                                                                   --------
nothing in this Section shall prevent a party from bringing an action (a) on the basis of fraud or (b) for specific performance of any of the covenants or agreements of any of the other parties hereto. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense that a remedy at law would be adequate in any action for specific performance hereunder.

VIII.     MISCELLANEOUS.

     8.1  SURVIVAL OF WARRANTIES.

     The warranties, representations and covenants of AOP (or PSP11 after the Merger) and the Investors contained in or made pursuant to this Agreement shall survive for a period of two years after the date of this Agreement, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or AOP (or PSP11 after the Merger).

     8.2  SUCCESSORS AND ASSIGNS.

     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, including the Pecuniary Owners. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and the Pecuniary Owners or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except that each Investor shall, in its discretion, be entitled to transfer Shares (and the rights associated therewith) between the accounts of any of the Pecuniary Owners for which it serves as agent. In the event that any Agent Investor is terminated as agent by a Pecuniary Owner prior to the final Subsequent Closing, the Agent Investor shall have the right to substitute another client for which it serves as agent as a Pecuniary Owner. By making any such substitution, the Agent Investor shall be deemed to have made, on behalf of and with respect to such Pecuniary Owner, as of the date of such substitution, the representations set forth in Article III to the extent they expressly relate to the Pecuniary Owners.

     8.3  GOVERNING LAW.

     This Agreement shall be governed by and construed under the internal laws of the State of Maryland.

     8.4  COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.5  TITLES AND SUBTITLES.

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     8.6  NOTICES.

     Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon receipt after deposit with the United States Post Office, by registered or certified mail, postage prepaid return receipt requested, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation of transmission by facsimile (provided such transmission is also contemporaneously sent via one of the methods specified in clauses (a), (b) or (c)), all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:


If to the Investors, to:                     With a copy to:

ABKB/LaSalle Securities Limited Partnership  Piper & Marbury L.L.P.
100 East Pratt Street                        36 South Charles Street
Baltimore, MD 21202                          Baltimore, MD 21201
Fax:  (410) 347-0612                         Fax: (410) 576-1684
Attn: Stanley J. Kraska, Jr.                 Attn:  Elizabeth Grieb, Esq.
      Managing Director

And to:                                      With a copy to:

Harvard Private Capital Realty, Inc.         Ropes & Gray
600 Atlantic Avenue                          One International Place
Boston, MA  02210-2203                       Boston, MA  02110
Fax: (617) 722-9285                          Fax: (617) 951-7050
Attn: Michael Braver                         Attn: Larry Rowe, Esq.

And to:                                      With a copy to:

Cohen & Steers Capital Management, Inc.      Dechert, Price & Rhoads
757 Third Avenue, 27th Floor                 30 Rockefeller Plaza
New York, NY  10017-2013                     New York, NY  10112

Fax: (212) 832-3622                             Fax: (212) 698-3599
Attn: Mark J. McAllister                        Attn: Paul Gluck, Esq.

And to:                                         With a copy to:

Morgan Stanley Asset Management                 Morgan Stanley Asset Management
1221 Avenue of the Americas, 22nd Floor         1221 Avenue of the Americas
New York, NY  10020                             New York, NY  10020
Fax: (212) 762-7536                             Fax: 212-762-7377
Attn: Theodore R. Bigman                        Attn: General Counsel

And to:                                         With a copy to:

Fidelity Management & Research Co.              Goodwin, Procter & Hoar
82 Devonshire Street                            Exchange Place
Boston, MA  02109-3614                          Boston, MA  02109
Fax: (617) 476-7774                             Fax: (617) 570-8150
Attn: William P. Wall, Esq.                     Attn: Laura Hodges-Taylor, Esq.

And to:                                         With a copy to:

Stanford University                             McCutchen, Doyle, Brown &
2770 Sand Hill Road                                  Enersen LLP
Menlo Park, CA  94025                           3 Embarcadero Center, Suite 1800
Fax:  (650) 854-9268                            San Francisco, CA  94111
Attn: Larry Owen                                Fax:  (415) 393-2286
      Director of Real Estate Investments       Attn: Edward Merrill, Esq.

And to:                                         With a copy to:

State of Michigan Retirement Systems            Department of Attorney General
Department of Treasury, Bureau of Investments   Finance and Development Division
Mortgage and Real Estate Division               One Michigan Building, 4th Floor
430 West Allegan Street                         120 North Washington Avenue
Lansing, MI  48922                              Lansing, MI  48933
Fax:  (517) 373-0635                            Fax:  (517) 338-3088
Attn: Administrator - Mortgage and              Attn:  Assistant in Charge
      Real Estate Division

If to AOP (or PSP11 after the Merger), to:      With copies to:

American Office Park Properties, Inc.           American Office Park Properties
701 Western Avenue, Suite 200                   701 Western Avenue, Suite 200
Glendale, CA  91201                             Glendale, CA  91201
Fax:  (818) 244-9267                            Fax:  (818) 244-9267
Attn: Ronald L. Havner, Jr.                     Attn: David Goldberg, Esquire

                                                And:

                                                Hale and Dorr LLP
                                                1455 Pennsylvania Avenue, NW
                                                Washington, D.C.  20004
                                                Fax: (202) 942-8484
                                                Attn: Steven S. Snider, Esquire

     8.7  NO FINDERS' FEES.

     Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction, except that AOP will be obligated to pay a finders' fee to Triton Pacific Capital ("Triton") and Donaldson, Lufkin & Jenrette ("DLJ"). Each Investor, severally and not jointly, agrees to indemnify and to hold harmless AOP from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted-liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. AOP agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finders' fee, including any fees owed to Triton and DLJ (and the costs and expenses of defending against such liability or asserted liability) for which AOP or any of its officers, employees or representatives is responsible.

     8.8  EXPENSES.

     AOP shall pay all costs and expenses incident to the performance by AOP of its obligations hereunder and pay (i) the Investors' costs associated with engineering due diligence up to $25,000 in the aggregate, (ii) the fees and expenses of Piper & Marbury L.L.P., lead counsel for the Investors, incurred in connection with the transactions contemplated by this Agreement up to $125,000 in the aggregate, regardless of whether the First Closing shall occur and (iii) the other fees and expenses of Piper & Marbury L.L.P. incurred in connection with the transactions contemplated by this Agreement up to $100,000 in the aggregate, but only if the First Closing shall occur. In addition, if the First Closing occurs, AOP shall reimburse each Investor (other than ABKB) for the reasonable fees of its separate counsel up to $20,000; provided that the amount
                                                       --------
so
reimbursed to all of the Investors shall not exceed $100,000; and provided
                                                                  --------
further that for this purpose, all of the Fidelity Entities shall be treated
-------
together as one Investor. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     8.9  AMENDMENTS AND WAIVERS.

     Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of AOP (or PSP11 after the Merger) and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and AOP (or PSP11 after the Merger).

     8.10  SEVERABILITY.

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     8.11  ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                      AMERICAN OFFICE PARK
                                 PROPERTIES, INC.

                               By: /s/ Ronald L. Havner, Jr.
                                   -------------------------
                               Name: Ronald L. Havner, Jr.
                                     -----------------------
                               Title: President/CEO
                                      ----------------------
                               Date:  1/23/98
                                      ----------------------


                    (Signatures continue on following pages)

"AGENT INVESTORS"              ABKB/LA SALLE SECURITIES
                                 LIMITED PARTNERSHIP

                               By: /s/ Stanley J. Kraska, Jr.
                                   -----------------------------
                                   Stanley J. Kraska, Jr.
                                   Managing Director
                               Date: 1\23\98
                                     ---------------------------


                               COHEN & STEERS CAPITAL
                                 MANAGEMENT, INC.

                               By: /s/ Martin Cohen
                                   -----------------------------
                               Name:  Martin Cohen
                                    ----------------------------
                               Title:  President
                                     ---------------------------
                               Date:   1/28/98
                                    ----------------------------

                               MORGAN STANLEY ASSET
                                 MANAGEMENT

                               By: /s/ Theodore R. Bigman
                                   -----------------------------
                               Name:  Theodore R. Bigman
                                      --------------------------
                               Title: Principal
                                      --------------------------
                               Date:   1\23\98
                                      --------------------------

"DIRECT INVESTORS"             HARVARD PRIVATE CAPITAL
                                 REALTY, INC.

                               By: ABKB/LaSalle Securities Limited
                                  Partnership, as Agent

                               By: /s/ Stanley J. Kraska, Jr.
                                   -----------------------------
                               Name:  Stanley J. Kraska, Jr.
                                      --------------------------
                               Title: Managing Director
                                      --------------------------
                               Date:  1\23\98
                                     ---------------------------

                    (Signatures continue on following page)

                               THE BOARD OF TRUSTEES OF THE
                                 LELAND STANFORD JUNIOR
                                 UNIVERSITY

                               By: /s/ Larry S. Owen
                                   -----------------------------
                               Name:  Larry S. Owen
                                    ----------------------------
                               Title: Director of Real Estate Investments
                                     ------------------------------------
                               Date:  1/26/98
                                    ----------------------------



                               STATE OF MICHIGAN RETIREMENT
                                 SYSTEMS

                               By: /s/ Phillip L. Van Syckle
                                   -----------------------------
                               Name:  Phillip L. Van Syckle
                                    ----------------------------
                               Title: Administrator
                                     ---------------------------
                               Date:  1/21/98
                                     ---------------------------


"FIDELITY ENTITIES"            THE FIDELITY REIT COLLECTIVE POOL

                               By:   Fidelity Management Trust
                                     Company, as Trustee of the Fidelity Group
                                     Trust for Employee Benefits Plans

                               By: /s/ Barry Greenfield
                                   -----------------------------
                               Name:  Barry Greenfield
                                    ----------------------------
                               Title: P.M. and S.V.P.- R.E.
                                     ---------------------------
                               Date:  1/23/98
                                    ----------------------------

                    (Signatures continue on following page)

                               STATE EMPLOYEES' RETIREMENT FUND
                               OF THE STATE OF DELAWARE

                               By:   Fidelity Management Trust
                                     Company, as Investment Manager
                                     and Not Individually

                               By:  /s/ Barry Greenfield
                                    ----------------------------
                               Name:  Barry Greenfield
                                    ----------------------------
                               Title: S.V.P. and P.M.- R.E.
                                    ----------------------------
                               Date:  1/23/98
                                    ----------------------------

                               J.W. MCCONNELL FAMILY FOUNDATION

                               By:   Fidelity Management Trust
                                     Company, as Investment Manager
                                     and Not Individually

                               By:  /s/ Barry Greenfield
                                    ----------------------------
                               Name:  Barry Greenfield
                                    ----------------------------
                               Title: S.V.P.- R.E. and P.M.
                                    ----------------------------
                               Date:  1/23/98
                                    ----------------------------

                    (Signatures continue on following page)

                               FIDELITY REAL ESTATE INVESTMENT
                                 PORTFOLIO

                               By:  /s/ Barry Greenfield
                                    ----------------------------
                               Name:  Barry Greenfield
                                    ----------------------------
                               Title: P.M. and S.V.P. - R.E.
                                    ----------------------------
                               Date:  1/23/98
                                    ----------------------------

Representative Capacity.
-----------------------

          Fidelity Real Estate Investment Portfolio (the "Fund") hereby gives notice to the parties to this Agreement (the "Parties") that the Fund is a portfolio of the Fidelity Devonshire Trust (the "Trust"), which is a Massachusetts business trust, and that a copy of the Trust's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Each of the Parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees of the Trust as individuals, and the obligations of the Fund under this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust individually or upon any portfolio or assets of the Trust except the assets and property of the Fund.

                                   EXHIBIT A

                                   INVESTORS

Investor                                                Amount                             Shares
--------                                                ------                             ------
ABKB*                                                 $ 20,000,007                          740,741

HPCR                                                  $ 20,000,007                          740,741

C&S**                                                 $ 29,999,997                        1,111,111

MSAM                                                  $ 25,000,002                          925,926

SU                                                    $  9,999,990                          370,370

MICH                                                  $ 29,999,997                        1,111,111

FIDO:
   Fidelity Real Estate Investment
   Portfolio                                             $17,602,488                           651,944
   The Fidelity REIT Collective
   Pool                                                  $ 1,511,271                            55,973
   State Employees' Retirement
   Fund of the State of Delaware                         $   707,292                            26,196
   J.W. McConnell Family
   Foundation                                            $   178,956                             6,628
   ----------                                            -----------                          --------
FIDO Subtotal                                         $ 20,000,007                          740,741
=============                                         ============                      ===========

TOTAL                                                 $155,000,007                        5,740,741

* The investment of ABKB and HPCR together shall not exceed 20% of the AOP Common Stock outstanding

** The investment of C&S will not exceed 14.9% of the AOP Common Stock outstanding

                                  EXHIBIT A-1

                            FIRST CLOSING ALLOCATION

Investor                                                 Amount                             Shares
--------                                                 ------                             ------
ABKB*                                                  $ 6,451,623                          238,949

HPCR                                                   $ 6,451,623                          238,949

C&S**                                                  $ 9,677,421                          358,423

MSAM                                                   $ 8,064,522                          298,686

SU                                                     $ 3,225,798                          119,474

MICH                                                   $ 9,677,421                          358,423

FIDO:
   Fidelity Real Estate Investment
   Portfolio                                               $5,678,235                          210,305
   The Fidelity REIT Collective
   Pool                                                    $  487,512                           18,056
   State Employees' Retirement
   Fund of the State of Delaware                           $  228,150                            8,450
   J.W. McConnell Family
   Foundation
   ----------                                              $   57,726                            2,138
                                                           ----------                         --------

FIDO Subtotal                                          $ 6,451,623                          238,949
=============                                          ===========                       ==========

TOTAL                                                  $50,000,031                        1,851,853

* The investment of ABKB and HPCR together shall not exceed 20% of the AOP Common Stock outstanding

** The investment of C&S will not exceed 14.9% of the AOP Common Stock outstanding

                                   EXHIBIT B


                      FORM OF NOTICE OF SUBSEQUENT CLOSING

A.   Subsequent Funding:
     -------------------

     Date of Proposed Funding:

     Amount of Proposed Funding:

     Number of Shares to be Issued:

     Payment Instructions:


B.   As to Each Acquisition Property:
     --------------------------------

     Description of Property:

     Purchase Price:

     In-Place NOI Yield:

     Projected NOI Yield:

     Time-Frame for Reaching Projected NOI Yield:


C.   Aggregate for All Acquisition Properties Proposed to be Funded:
     ---------------------------------------------------------------

     Purchase Price:

     In-Place NOI Yield:

     Projected NOI Yield:

     Time-Frame for Reaching Projected NOI Yield:


D.   Assumptions used for Projected NOI Yield:
     -----------------------------------------

                                   EXHIBIT C


                              INDEX OF DEFINITIONS

"ABKB" shall have the meaning set forth in the Recitals.

"Acquisition Properties" shall have the meaning set forth in Section 1.3 hereof.

"Acquisition Criterion" shall have the meaning set forth in Section 1.3 hereof.

"Action" shall have the meaning set forth in Section 7.2 hereof.

"Agent Investor" shall have the meaning set forth in the Recitals.

"AOP" shall have the meaning set forth in the Recitals.

"AOP Capital Stock" shall have the meaning set forth in Section 2.3 hereof.

"AOP Common Stock" shall have the meaning set forth in the Recitals.

"AOP Employee Benefit Plans" shall have the meaning set forth in Section
2.24 hereof.

"AOP Employee Pension Plans" shall have the meaning set forth in Section
2.24 hereof.

"AOP Indemnified Person" shall have the meaning set forth in Section 7.2 hereof.

"Applicable Authority" shall have the meaning set forth in Section 2.8 hereof.

"Applicable Laws" shall have the meaning set forth in Section 2.9 hereof.

"Assets" shall have the meaning set forth in Section 2.14 hereof.

"Bylaws" shall have the meaning set forth in Section 2.3 hereof.

"C&S" shall have the meaning set forth in the Recitals.

"CERCLA" shall have the meaning set forth in Section 2.26 hereof.

"Charter" shall have the meaning set forth in Section 2.3 hereof.

"Closing" shall have the meaning set forth in Section 1.2 hereof.

"Commercial Properties" shall have the meaning set forth in the Recitals.

"Commission" shall have the meaning set forth in Section 2.1 hereof.

"Company" shall have the meaning set forth in the Recitals.

"DLJ" shall have the meaning set forth in Section 8.7 hereof.

"Definitive Proxy Statement" shall have the meaning set forth in Section
2.1 hereof.

"Direct Investor" shall have the meaning set forth in the Recitals.

"Environmental Law" shall have the meaning set forth in Section 2.26 hereof.

"Environmental Reports" shall have the meaning set forth in Section 2.26 hereof.

"Equity Float" shall have the meaning set forth in Section 6.7 hereof.

"ERISA" shall have the meaning set forth in Section 2.24 hereof.

"Exchange" shall have the meaning set forth in the Recitals.

"Exchange Act" shall have the meaning set forth in Section 2.1 hereof.

"FIDO" shall have the meaning set forth in the Recitals.

"First Closing" shall have the meaning set forth in Section 1.2 hereof.

"First Closing Date" shall have the meaning set forth in Section 1.2 hereof.

"Financial Statements" shall have the meaning set forth in Section 2.11 hereof.

"GAAP" shall have the meaning set forth in Section 1.3 hereof.

"Hazardous Material" shall have the meaning set forth in Section 2.26 hereof.

"HPCR" shall have the meaning set forth in the Recitals.

"Improvements" shall have the meaning set forth in Section 2.27 hereof.

"Indemnified Person" shall have the meaning set forth in Section 7.3 hereof.

"Indemnifying Person" shall have the meaning set forth in Section 7.3 hereof.

"IPO" shall have the meaning set forth in Section 6.7 hereof.

"Investor Indemnified Person" shall have the meaning set forth in Section
7.1.

"Investors" shall have the meaning set forth in the Recitals.

"Leases" shall have the meaning set forth in Section 2.22 hereof.

"Lien" shall have the meaning set forth in Section 2.22 hereof.

"Licenses and Approvals" shall have the meaning set forth in Section 2.17 hereof

"Material Adverse Effect" shall have the meaning set forth in Section 2.2 hereof.

"Material Contracts" shall have the meaning set forth in Section 2.21 hereof.

"Merger Agreement" shall have the meaning set forth in the Recitals.

"MICH" shall have the meaning set forth in the Recitals.

"MSAM" shall have the meaning set forth in the Recitals.

"Multiemployer Plan" shall have the meaning set forth in Section 2.24 hereof.

"Multiple Employer Plan" shall have the meaning set forth in Section 2.24 hereof.

"NOI Yield" shall have the meaning set forth in Section 1.3 hereof.

"NYC" shall have the meaning set forth in the Recitals.

"NYC Agreement" shall have the meaning set forth in the Recitals.

"NYC Properties" shall have the meaning set forth in the Recitals.

"NYC Shareholders Agreement" shall have the meaning set forth in Section
2.3.

"Operating Partnership" shall have the meaning set forth in the recitals.

"PBGC" shall have the meaning set forth in Section 2.24 hereof.

"Pecuniary Owners" shall have the meaning set forth in the Recitals.

"Preliminary Proxy Statement" shall have the meaning set forth in Section
2.1 hereof.

"Pro Forma Financial Statements" shall have the meaning set forth in
Section 2.11 hereof.

"Properties" shall have the meaning set forth in Section 2.14 hereof.

"Proxy Statement" shall have the meaning set forth in Section 2.1 hereof.

"PSP11" shall have the meaning set forth in the Recitals.

"PSI" shall have the meaning set forth in the Recitals.

"PSP11 Capital Stock" shall have the meaning set forth in Section 2.3 hereof.

"PSP11 Common Stock" shall have the meaning set forth in the Recitals.

"PSI Material Contracts" shall have the meaning set forth in Section 2.24 hereof.

"Purchase Price" shall have the meaning set forth in Section 1.1 hereof.

"Qualifying Transaction" shall have the meaning set forth in Section 6.7 hereof.

"Rent Roll" shall have the meaning set forth in Section 2.22 hereof.

"S-4 Registration Statement" shall have the meaning set forth in Section
2.1 hereof.

"SEC Documents" shall have the meaning set forth in Section 2.7 hereof.

"Shares" shall have the meaning set forth in Section 1.1 hereof.

"SU" shall have the meaning set forth in the Recitals.

"Subsequent Closing" shall have the meaning set forth in Section 1.2 hereof.

"Subsidiary" shall have the meaning set forth in Section 2.2 hereof.

"Taxes" shall have the meaning set forth in Section 2.16 hereof.

"Triton" shall have the meaning set forth in Section 8.7 hereof.

"VCOC" shall have the meaning set forth in Section 4.6 hereof.

"Warehouse Properties" shall have the meaning set forth in the Recitals.

[Other exhibits to this agreement have been omitted and will be furnished to the Securities and Exchange Commission upon request]